EXHIBIT 10

                          UNITED STATES DISTRICT COURT
                             DISTRICT OF MINNESOTA
                                 THIRD DIVISION

- ---------------------------------------

In Re: Piper Funds Inc. Institutional                          Master File No.
        Government Income Portfolio                            3-94-587
        Litigation

- ---------------------------------------

This Document Relates to:

Rodney v. Piper Funds, Inc., et al.;
      Civ. No. 3-94-587 (D. Ct. Minn.)
Shonka, et al. v. Piper Funds, Inc.,
      et al.; Civ. No. 3-94-614 (D. Ct.
      Minn.)
Newcome v. Piper Funds, Inc., et al.;
      Civ. No. 3-94-615 (D. Ct. Minn.)
Junker v. Piper Funds, Inc., et al.;
      Civ. No. 3-94-684 (D. Ct. Minn.)
Printing Mailing Trade District v.
      Piper Funds, Inc., et al.; Civ.
      No. 3-94-717 (D. Ct. Minn.)
The History Theatre, Inc. v. Piper
      Funds, Inc., et al.; Civ. No.
      3-94-1099 (D. Ct. Minn.)
Gold v. Piper Funds, Inc., et al.;
      Civ. No. 3-94-1030 (D. Ct. Minn.)
Friedman v. Piper Funds, Inc., et al.;
      Civ. No. 4-94-748 (D. Ct. Minn.)

- ---------------------------------------


                              SETTLEMENT AGREEMENT

      THIS SETTLEMENT AGREEMENT ("Settlement Agreement") is made as of July 20, 1995. It is entered into, subject to preliminary and final approval by the United States District Court for the District of Minnesota, the Honorable Paul A. Magnuson ("the Court"), by and among: (i) Named Plaintiffs Richard J. Rodney, Jr., Douglas Shonka, Carl Patrick Monahan, Jerry Hoehnen, Rosemary Boris, Thomas
W. Newcome, Delvin D. Junker, Printing Mailing Trade District

(affiliated with the Newspaper Drivers' Division of the International Brotherhood of Teamsters), The History Theatre, Inc.,
Paul Gold, Bernard Friedman, and the Settlement Class in In re:
Piper Funds Inc. Institutional Government Income Portfolio
Litigation, United States District Court for the District of
Minnesota Master File No. Civ. 3-94-587, by and through their counsel of record; (ii) Defendants Piper Capital Management
Incorporated, Piper Jaffray Inc., Piper Jaffray Companies Inc.,
William H. Ellis, Edward J. Kohler and (iii) Piper Funds Inc.
(denominated in the Complaint as "Piper Funds Inc. Institutional
Government Income Portfolio" but intended to refer to Piper Funds
Inc.) (collectively, the "Defendants").
      Lead counsel for the Named Plaintiffs and the Settlement Class ("Lead Settlement Class Counsel") are (i) Schatz Paquin Lockridge Grindal & Holstein P.L.L.P., and Richard A. Lockridge, and (ii) Head, Seifert & Vander Weide, a professional association and Vernon J. Vander Weide, who represent and warrant that they are fully authorized to enter into this Settlement Agreement on behalf of the Named Plaintiffs.
      Counsel for Piper Capital Management Incorporated, Piper Jaffray Companies Inc., Piper Jaffray Inc., William H. Ellis and Edward J. Kohler are Leonard, Street and Deinard, P.A., and George F. McGunnigle, who represents and warrants that he is fully authorized to enter into this Settlement Agreement on their behalf.
      Counsel for Piper Funds Inc. are Gordon Altman Butowsky Weitzen Shalov & Wein, and Theodore Altman, who represents and warrants that he is fully authorized to enter into this Settlement Agreement on behalf of Piper Funds Inc.

      The Named Plaintiffs, the Settling Class Members, and the
Defendants are collectively referred to as the "Settlement
Parties."

                                    RECITALS
                                       I.
                         DESCRIPTION OF THE LITIGATION
           On May 9, 1994, Named Plaintiff Richard J. Rodney, Jr., on
behalf of himself and all other persons similarly situated, commenced a putative class action in the United States District
Court for the District of Minnesota, File No. Civ. 3-94-587, against the Defendants. On May 19, 1994, Named Plaintiffs Douglas
Shonka, Carl Patrick Monahan, Jerry Hoehnen, and Rosemary Boris, on behalf of themselves and all other persons similarly situated, commenced a putative class action in the United States District
Court for the District of Minnesota, File No. Civ. 3-94-614, against the Defendants. On May 19, 1994, Named Plaintiff Thomas W.
Newcome, on behalf of himself and all other persons similarly situated, commenced a putative class action in the United States
District Court for the District of Minnesota, File No. Civ. 3-94-
615, against the Defendants.  On June 9, 1994, Named Plaintiff
Delvin D. Junker, on behalf of himself and all other persons similarly situated, commenced a putative class action in the United
States District Court for the District of Minnesota, File No. Civ.
3-94-684, against the Defendants.
      On June 23, 1994, Named Plaintiff Printing Mailing Trade
District (affiliated with the Newspaper Drivers' Division of the
International Brotherhood of Teamsters), on behalf of itself and all other persons similarly situated, commenced a putative class action in the United States District Court for the District of Minnesota, File No. Civ. 3-94-717, against the Defendants. On
September 19, 1994, Named Plaintiff The History Theatre, Inc., on behalf of itself and all other persons similarly situated, commenced a putative class action in the United States District
Court for the District of Minnesota, File No. Civ. 3-94-1099, against the Defendants. On August 26, 1994, Named Plaintiff Paul
Gold, on behalf of himself and all other persons similarly situated, commenced a putative class action in the United States
District Court for the District of Minnesota, File No. Civ.
3-94-1030, against the Defendants.  On August 29, 1994, Named
Plaintiff Bernard Friedman, on behalf of himself and all other persons similarly situated, commenced a putative class action in the United States District Court for the District of Minnesota,
File No. Civ. 4-94-748, against the Defendants. All of those actions have been consolidated in the United States District Court for the District of Minnesota under the caption In Re: Piper Funds
Inc. Institutional Government Income Portfolio Litigation, Master
File No. Civ. 3-94-587 (the "Litigation").
      On or about October 5, 1994, the Named Plaintiffs filed an Amended Consolidated Class Action Complaint (the "Complaint") in the Litigation. In the Complaint, the Named Plaintiffs alleged that the Defendants breached certain duties owed to them, and to other putative class members, with respect to investments in the Piper Funds Inc. mutual fund known as the Institutional Government Income Portfolio (the "Fund"). The Complaint asserts violations of federal and Minnesota state securities statutes and common law claims of negligent misrepresentation and breach of fiduciary duty.
      The Fund is an open-end registered investment company created in 1988, which is one of twelve separate series of capital stock issued by Piper Funds Inc., a single open-end management investment company. The dispute described in the Complaint arises out of the management of the Fund and the sale of shares in the Fund during the period from July 1, 1991, until May 9, 1994 (the "Settlement Class Period").
      Since the formation of the Fund, and at all times during the Settlement Class Period, Piper Capital Management Incorporated acted as the Fund's investment advisor, pursuant to an investment advisor agreement with Piper Funds Inc., subject to the authority of the Fund's board of directors. Since the formation of the Fund, and at all times during the Settlement Class Period, Piper Jaffray Inc. was the principal distributor of the Fund's shares. During the Settlement Class Period Piper Jaffray Companies Inc. was the parent corporation of both Piper Capital Management Incorporated and Piper Jaffray Inc. During some or all of the Settlement Class Period, William H. Ellis was chairman of the board of directors of the Fund and of Piper Capital Management
Incorporated, and president and chief operating officer of Piper Jaffray Companies Inc. and Piper Jaffray Inc. During some or all of the Settlement Class Period, Edward J. Kohler was president of the Fund and president and a director of Piper Capital Management Incorporated.

      The Complaint alleges that Defendants engaged in wrongful and tortious conduct with respect to the Named Plaintiffs and others, causing those who had invested in the Fund during the period from July 1, 1991, until May 9, 1994 to be damaged. The claimed bases for the alleged wrongful and tortious conduct include the Complaint's allegations: (i) that during the Settlement Class Period, Defendants wrongfully and tortiously misrepresented or failed to disclose in the Fund prospectuses or otherwise matters material to Settlement Class Members' decisions to invest in the Fund; (ii) that Defendants wrongfully and tortiously failed to properly direct the Fund's investment strategies throughout the Settlement Class Period; (iii) that Defendants wrongfully and tortiously failed to conform the Fund's investment strategies to the Fund's investment criteria and limitations; and (iv) that Settlement Class Members sustained damages throughout the Settlement Class Period as a result of Defendants' alleged wrongful and tortious conduct.
      On or about October 21, 1994, the Defendants served and filed a Joint Answer. All the Defendants denied any breach of any statutory or common law duty, denied any liability to any Named Plaintiff or other putative class member, and denied that the class proposed by the Named Plaintiffs should be certified.
      Some of the Named Plaintiffs have filed a second putative
class action lawsuit against KPMG Peat Marwick in connection with the Fund entitled Rodney, et al. v. KPMG Peat Marwick, Civil No. 3-
94-1073 (the "KPMG Lawsuit"), which has been consolidated with the
Litigation for pretrial proceedings.  KPMG Peat Marwick is not a party to this Settlement Agreement, and the KPMG Lawsuit is not included as a part of the Litigation, as defined herein.
      Before and since October, 1994, Lead Settlement Class Counsel, who have been designated by the Court as co-lead counsel for the plaintiffs in the Litigation, have engaged in extensive discovery, including demanding and obtaining the production of tens of thousands of pages of documents from the Defendants. Lead Settlement Class Counsel and Counsel for the Defendants have also engaged in settlement negotiations, including mediation sessions before Brian Short, whom the Court appointed as Special Master in the Litigation. Lead Settlement Class Counsel have also brought motions before the Court, including a motion seeking an Order under Rule 23 of the Federal Rules of Civil Procedure certifying the proposed class and designating the Named Plaintiffs as representatives of the class.
      While the Named Plaintiffs' class certification motion was pending, and before the filing of any formal response to the motion for class certification by any of the Defendants, but after substantial document discovery, and intensive negotiations extending over many months, the Settlement Parties' settlement negotiations led to a preliminary agreement in principle for the settlement of the Litigation. The terms of that preliminary agreement were first embodied in that certain Memorandum of Understanding dated February 14, 1995 (the "Memorandum of Understanding"), which was subject to the execution of a definitive settlement agreement. Pursuant to Stipulated Orders of the Court, further substantive proceedings in the Litigation, including with respect to the class certification motion pending before the Court, have been stayed pending the Court's consideration of the settlement described in this Settlement Agreement, and a Settlement Class has been certified with the understanding that if, for whatever reason, the Settlement Parties do not achieve a final settlement, then each Settlement Party shall be returned to the position in the Litigation he, she or it held immediately prior to the date of the Memorandum of Understanding.

                                      II.
                        FACT INVESTIGATION AND DISCOVERY
           In connection with their pre-filing investigation and the
prosecution of the Litigation, Lead Settlement Class Counsel have undertaken extensive formal and informal discovery, and have conducted a thorough examination into the facts and law relating to the matters alleged in the Litigation. They have attended depositions of the class representatives who have knowledge of certain relevant facts, and have interviewed other persons having such knowledge. They have analyzed publicly available documents and information, documents produced by the Defendants, and documents produced by non-parties. They have collected and analyzed data regarding the damages they claim have been sustained by, and potential additional theories of recovery for, Settlement Class Members. They have had access to financial statements and have questioned the chief financial officer of Piper Jaffray Companies Inc. concerning the finances of that defendant, Piper Capital Management Incorporated and Piper Jaffray Inc. Lead Settlement Class Counsel have also consulted with experts as to issues of both liability, damages, and Defendants' ability to pay any judgment which might, absent this settlement, have been obtained.
      As a result of, inter alia, their fact investigation, discovery and analysis, the Named Plaintiffs and the Lead Settlement Class Counsel have concluded that the settlement of the Litigation, as set forth herein, is fair, reasonable, adequate, and in the best interests of the Settlement Class.

                                      III.
                BENEFITS OF SETTLEMENT TO THE SETTLEMENT CLASS Lead Settlement Class Counsel have carefully weighed the benefits to the Settlement Class of a settlement of the Litigation for the Settlement Amount, as defined herein, offered by the Defendants hereunder against the significant costs, risks and delay that continued prosecution of the Litigation would involve, and against the judgment that might be obtained at the conclusion of the Litigation, were the continued prosecution of the Litigation ultimately successful. Lead Settlement Class Counsel recognize the risks to the Settlement Class inherent in lengthy complex litigation through trial court and appellate court proceedings, and are mindful of both problems of proof of plaintiffs' claims and possible adverse changes in applicable laws or the interpretation thereof by the courts. Lead Settlement Class Counsel have further taken into account the potential defenses asserted by the Defendants respecting class certification, liability and damages, and have taken into account the financial ability of the Defendants to pay any judgment which the class might have obtained against said Defendants.

                                      IV.
                    THE DEFENDANTS' REASONS FOR SETTLEMENT The Defendants have concluded that further conduct of the
Litigation would be protracted and expensive for all parties. Substantial amounts of time, energy and resources of the Defendants, and of their directors, officers, and employees have been, and unless a settlement is made would continue to be, devoted to the defense of the claims asserted. The Defendants also recognize that there are substantial risks attendant to the Litigation. For example, although the defendants deny any wrongdoing or liability, there are substantial risks attendant to the Complaints' allegations: (i) that during the Settlement Class Period, Defendants wrongfully and tortiously misrepresented or failed to disclose in the Fund prospectuses or otherwise matters material to Settlement Class Members' decisions to invest in the Fund; (ii) that Defendants wrongfully and tortiously failed to properly direct the Fund's investment strategies throughout the Settlement Class Period; (iii) that Defendants wrongfully and tortiously failed to conform the Fund's investment strategies to the Fund's investment criteria and limitations; and (iv) that Settlement Class Members sustained damages throughout the Settlement Class Period as a result of Defendants' alleged wrongful and tortious conduct.
      Piper Jaffray Companies Inc., Piper Capital Management
Incorporated, Piper Jaffray Inc., William H. Ellis and Edward J.
Kohler ("the Piper Jaffray Defendants"), recognize that resolution of the Litigation is consistent with their goal of resolving client disputes and enhancing client satisfaction. The Piper Jaffray

Defendants have, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this Settlement Agreement to eliminate the burden, expense and risk of protracted litigation, and that such settlement is in the best interests of the Piper Jaffray Defendants and of the shareholders of Defendant Piper Jaffray Companies Inc.
      Piper Funds Inc. has determined that it is in the best interest of the Fund and its shareholders to settle the Litigation in the manner and upon the terms and conditions set forth in the Settlement Agreement to eliminate the burden, expense and risk of protracted litigation. The decision of Piper Funds Inc. to enter into this Settlement Agreement is based upon the independent assessment of the Agreement by the Piper Funds Inc. Board of Directors, and is not dependent upon the decisions of the Piper Jaffray Defendants.
                                       V.
                            THE DEFENDANTS' DENIALS
      The Defendants have denied, and continue to deny, each and all of the claims and contentions alleged in the Litigation. The Defendants repeatedly have asserted, and continue to assert, many defenses to such claims and contentions, and have expressly denied, and continue to deny, any wrongdoing or legal liability arising out of any of the conduct alleged in the Litigation. The Defendants have also denied, and continue to deny, inter alia, the allegations that any Defendant breached any duty to any Named Plaintiff or any Settlement Class Member, including any duty respecting disclosure of the nature or expected or actual conduct of the Fund, or the level of any risk attendant thereto, and that any Named Plaintiff or Settlement Class Member has suffered any injury or wrong, has sustained any damage, or is entitled to any recovery, as a result of any act or failure to act on the part of any Defendant.
      Neither this Settlement Agreement, nor any Exhibits hereto or documents referred to herein, including without limitation the Memorandum of Understanding, or any action taken to carry out the Settlement Agreement, is, may be construed as, or may be used as an admission by or against said Defendants of any fault, wrongdoing or liability whatsoever. Pursuant to Rule 408, Federal Rules of Evidence, the fact of entering into and carrying out this Settlement Agreement, the Exhibits hereto, and any negotiations and proceedings related thereto, shall in no event be construed as, or be deemed as evidence of, any admission or concession of liability by or estoppel of claims by any of the undersigned parties or their respective clients, nor a waiver of any applicable statute of limitations or repose, and shall not be offered or received into evidence in any action or proceeding against any undersigned party or his or her respective client(s) in any judicial, quasi-judicial, administrative agency, arbitration or other tribunal or proceeding for any purpose whatsoever, other than (a) to enforce the provisions of this Settlement Agreement, or the provisions of any related agreement or exhibit hereto, or (b) to establish entitlement of Piper Jaffray Companies Inc. and/or Piper Capital Management Incorporated to any claimed tax refund or other tax treatment resulting from this Settlement.

                                      VI.
                                   AGREEMENTS
      NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Named Plaintiffs, and the Defendants, subject to approval of the Court pursuant to Rule 23(e), Federal Rules of Civil Procedure, that the Litigation is compromised and settled upon, and subject to, the following terms and conditions:
                                      VII.
                                  DEFINITIONS
      All capitalized terms which appear throughout this Settlement Agreement and the Exhibits attached hereto are defined herein.
      As used herein:
      A. "Account Holder of Record" or "AHR" shall mean the Settlement Class Members whose names are listed as purchasers or record holders of Class Period Shares in records provided to the Settlement Parties by the Fund's transfer agent or as to whom the Settlement Parties are otherwise notified by a duly authorized writing.
      B.    "Advance Deposit Date" shall mean that date on which the
            Cash Advance is deposited in the Settlement Fund.
      C. "Aggregate Opt-Out Loss" shall mean the sum of the Losses, as defined herein, sustained by all Fund Accounts held by Settlement Class Members who request exclusion from the Settlement Class in accordance with the Class Notice.
      D.    "Authorized Claimant" shall mean any Settling Class
            Member who has completed and returned a Claim and Release
            Form. Provided however, that any Settling Class Member who does not opt-out of the Settlement Class, but who disputes the amount of the Loss as set forth in her, his or its Settlement Loss Statement, shall not be considered an Authorized Claimant until any and all such disputes are fully and finally resolved as provided in paragraph IX herein.
      E. "Cash Advance" shall mean that $20 million to be deposited by Piper Jaffray Companies Inc. as an advance to the Settlement Fund within ten (10) business days after the date of this Settlement Agreement, as provided in paragraph X herein.
      F. "Cash Component" shall mean that portion of the Settlement Amount to be paid in cash as provided pursuant to Paragraph XI(H)(8) and (H)(9) of this Settlement
            Agreement.
      G. "Cash Refund" shall mean the difference, if any, between the Cash Advance and the Cash Component, which Cash
            Component shall be reduced for this calculation by the amounts previously advanced for expenses pursuant to paragraph XI(H)(2). The cash to be returned to Piper
            Jaffray Companies Inc. under this provision shall be calculated under the following formula: Balance of Settlement Fund on Effective Date (including interest earned) minus (Cash Component minus Amounts Previously
            Advanced for Expenses). Stated otherwise, the difference between the Cash Advance and the Cash Component shall be:
                  BSF - [(CC + Icc) - APAE] or (BSF + APAE) - (CC + Icc)

            Where:

                  BSF =  Balance of Settlement Fund
                          on the Effective Date (including
                          interest thereon);

                  CC =    Cash Component;

                     APAE = Amounts Previously Advanced for
                                   Expenses;

                  It =    Total Interest on Cash Advance;

                  Icc =  It x (CC / 20M)
      H. "Claim and Release Form" shall mean that form submitted by a Settling Class Member or Members for the purpose of, and as a prerequisite to, receiving a recovery under the Settlement Agreement, which form shall require each Account Holder of Record associated with a Fund Account to represent and warrant that he, she, it or they has or have the authority to relinquish and release all Settled Claims related to the account(s) identified on the Settlement Loss Statement, on behalf of all Persons who purchased said shares of the Fund during the period from July 1, 1991, through and including May 9, 1994, and any other original or subsequent holder(s) of any interest in any of said shares (including but not limited to donees, assignees, devisees, beneficiaries or other transferees), filed substantially in the form attached hereto as Exhibit A, and filed in such manner and within such time as directed by the Court.
      I. "Class Notice" shall mean that form of mailed notice entitled "Notice of Class Action Determination and

            Hearing on Settlement of Class Action" which shall be mailed to all Account Holders of Record, substantially in the form attached hereto as Exhibit B.
      J. "Class Period Shares" shall mean the shares issued by the Fund during the Class Period and purchased by a Settlement Class Member
            during  the  Class  Period,   including   reinvested  dividends  and
            reinvested capital gains distributions.
      K.    "Counsel for the Defendants" shall mean (i) Leonard,
            Street and Deinard, Professional Association, 150 South
            Fifth Street, Suite 2300, Minneapolis, Minnesota, 55402,
            and George F. McGunnigle, on behalf of Defendants Piper
            Capital Management Incorporated, Piper Jaffray Inc.,
            Piper Jaffray Companies Inc., William H. Ellis and Edward
            J. Kohler, and (ii) Gordon Altman Butowsky Weitzen Shalov
            & Wein, 114 West 47th Street, 20th Floor, New York, New
            York, 10036, and Theodore Altman, on behalf of Defendant
            Piper Funds Inc.
      L.    "Defendants" shall mean Piper Funds Inc. Institutional
            Government Income Portfolio (denominated in the Complaint
            as such but intended to refer to Piper Funds Inc.), Piper
            Capital Management Incorporated, Piper Jaffray Inc.,
            Piper Jaffray Companies Inc., William H. Ellis and Edward
            J. Kohler.
      M.    "Defendant Releasees" shall mean, collectively, the Piper
            Jaffray Releasees and the Piper Jaffray Funds Inc.
            Releasees, as defined herein.  "Defendant Releasee" shall
            encompass any person included in the definition of Piper
            Jaffray Releases or Piper Funds Inc. Releasees.
      N.    "Effective Date" shall mean the date on which the Court's
            Order for Final Judgment approving this Settlement
            Agreement, substantially in the form attached hereto as
            Exhibit C, becomes final.  As used in this Settlement
            Agreement, "final" means the date upon which the judgment
            in the Litigation becomes not subject to further appeal
            or review.  Thus, "final" means, without limitation, the
            date of expiration of the time for filing or noticing of
            any appeal from the final judgment of the Court without
            any appeal being filed therein (i.e., 30 days); or, if an
            appeal is filed in the Litigation, and the judgment in
            the Litigation is finally affirmed on appeal, or the
            appeal is finally dismissed, the date of expiration of
            the time for filing or noticing any appeal from said
            affirmance or dismissal without any request for further discretionary review of such appellate decision being sought; or, if a further discretionary review of such
            appellate decision is sought, and such discretionary
            review is denied, the date of expiration of time for
            filing or noticing any appeal from said denial; or, if
            further discretionary review is granted, the date upon
            which such discretionary review results in final
            affirmance of the judgment in the Litigation without any
            right for further review or appeal or, if there is some
            further right of appeal, the expiration of time for
            filing or noticing any appeal from said affirmance; or,
            if upon appeal or discretionary review the matter is remanded for any purpose, the date upon which the judgment following remand becomes not subject to further appeal or review as described hereinabove. The Effective Date shall not be affected by any Settling Class Member's dispute of his, her or its Loss under the alternative dispute resolution process set forth at paragraph IX herein.
      O.    "Eligible Participant-Directed Retirement Plan" shall
            mean a Participant-Directed Retirement Plan which has,
            for each  individual plan participant or former
            participant who is a Settlement Class Member:
            1.    records of each participant's name and address; and
            2.    records of each participant's transactions in the
                  Fund throughout the period from the plan's initial
                  purchase of shares in the Fund until May 9, 1994,
                  which records:
                  a.    are sufficient to permit the plan to provide
                        data   reflecting    each    individual    participant's
                        transaction history for each transaction, including, but not limited to, (1) transaction date, (2) transaction description, (3) number of shares, (4) price of shares
                        as  of  the  transaction   date,  (5)  total  amount  of
                        transaction, so as to permit the calculation of such participant's Loss in the manner set forth in the
                        Settlement    Loss    Statement    furnished   to   such
                        participant's plan; and

                  b.    reconcile, when aggregated to combine the
                        transactions of all plan participants, with
                        the plan's aggregate transaction history as
                        stated in the Settlement Loss Statement.
      P.    "Escrow Agent" shall mean Norwest Bank, Minnesota, N.A.,
            or any successor thereto hereinafter approved by the
            Court to serve as custodian and paying agent for all
            funds paid into the Settlement Fund pursuant to the terms
            of an Escrow Agreement to be entered into among the
            Escrow Agent, Piper Jaffray Companies Inc. and Lead
            Settlement Class Counsel, in the form attached hereto as
            Exhibit E (the "Escrow Agreement").
      Q.    "Fee Award and Expense Reimbursement" shall mean that
            amount of the Settlement Amount awarded by the Court to
            Settlement Class Counsel for attorneys' fees and to
            reimburse Settlement Class Counsel for expenses incurred
            in connection with the Litigation and the settlement
            thereof including, but not limited to, expert fees,
            travel costs and expenses, deposition transcripts, long
            distance telephone calls, and other costs and expenses
            (collectively "Reimbursable Expenses") and, in the event
            such application is made and approved by the Court, any
            compensation to those named class representatives
            represented by Lead Settlement Class Counsel.    Any
            amount awarded in connection with a Fee Award and Expense Reimbursement shall be paid out of the Settlement Fund upon approval by the Court and shall reduce the amount of the Settlement Amount available to be paid to Settling
            Class Members.
      R. "Fee and Expense Petition" shall mean Settlement Class Counsel's petition(s) to the Court for an award of attorneys' fees and reimbursement of Reimbursable Expenses and, in the event such application is made and approved by the Court, any compensation to those named class representatives represented by Lead Settlement Class Counsel.
      S.    "Fund" shall mean the Institutional Government Income
            Portfolio, a Piper Fund Inc. mutual fund.
      T. "Fund Account" shall mean a separately numbered account which evidences a purchase of shares in the Fund (including reinvested dividends and reinvested capital gains distributions) during the Settlement Class Period.
      U.    "KPMG Lawsuit" shall mean that certain action captioned
            Rodney, et al. v. KPMG Peat Marwick, United States
            District Court for the District of Minnesota, File No.
            Civ. 3-94-1073, which has been consolidated for pretrial purposes with In re: Piper Funds Inc. Institutional
            Government Income Portfolio Litigation, Master File No.
            3-94-587.
      V. "Lead Settlement Class Counsel" shall mean the law firm of Schatz Paquin Lockridge Grindal & Holstein P.L.L.P.
            and Richard A. Lockridge, 2200 Washington Square
            Building, 100 Washington Avenue South, Minneapolis,
            Minnesota, 55401, and the law firm of Head, Seifert &
            Vander Weide, a professional association, and Vernon J.

            Vander Weide, One Financial Plaza, Suite 2400, 120 South Sixth Street, Minneapolis, Minnesota, 55402.
      W.    "Litigation" shall mean the lawsuits which have been
            consolidated for trial in the United States District
            Court for the District of Minnesota under the caption In
            Re: Piper Funds Inc. Institutional Government Income
            Portfolio Litigation, Master File No. 3-94-587, which
            definition excludes the KPMG Lawsuit.
      X.    (A)   "Loss" shall mean, for each Fund Account (and each
                  participant in an Eligible Participant-Directed
                  Retirement Plan which Plan complies with the procedures set forth in paragraph VIII(G-J) and in the Class Notice), the costs associated with the purchase and ownership of Class Period Shares, consisting of (a) the dollar amount of purchases
                  (including reinvested dividends and reinvested capital gains distributions) of Class Period
                  Shares, and (b) negative charges (e.g. service and annual maintenance fees) deducted from the Fund
                  Account, subtracting from said costs the following:
                  1.    if the Fund Account's Class Period Shares
                        were redeemed during the Class Period,
                        the amount actually received upon
                        redemption;
                  2.    if the Fund Account's Class Period Shares
                       were not redeemed during the Class
                    Period, the amount which would have been
                        received if shares held after May 9,
                        1994, had been redeemed on May 9, 1994;
                  3.    if the Fund Account received dividends
                        and/or capital gains distributions
                        attributable to Class Period Shares, the amount of dividends and/or capital gains distributions whether received in the form of cash or in the form of additional
                        Fund shares as a result of reinvesting
                        such dividends and/or capital gains
                        distributions; and
                  4.    if shares of the Fund were purchased in
                        the Fund Account prior to the beginning
                        of trading on July 1, 1991, and if all or some of those shares of the Fund were held at the beginning of trading on July
                        1, 1991, the amount of Profits (as
                        defined below) the account made on such
                        shares held at the beginning of trading
                        on July 1, 1991.
                  If this Loss calculation produces a negative dollar amount, reflecting a gain for that Fund Account, the Loss for that Fund Account shall be zero.
            (B)   In calculating the "Loss" sustained by each
                  Settlement Class Member, the following principles, methods and definitions shall be employed:
                  1.    "Class Period Shares" shall have the meaning
                        set forth in paragraph VII (I) hereof.

                  2.    Interest shall be applied to all transactions,
                        including without limitation, purchases
                        (including reinvested dividends and reinvested
                        capital gains distributions) redemptions and
                        distributions, before and during the Class
                        Period in the form of a multiplier, which is
                        attached hereto as Exhibit K, and is expressly incorporated as part of this Loss definition.
                        This multiplier is an approximation of, for a
                        given transaction date, the May 9, 1994 value
                        of one dollar invested in the Piper Jaffray
                        Money Market Fund at the opening of trading on
                        that transaction date, compounding interest
                        daily at a rate derived from the Piper Jaffray
                        Money Market Fund monthly rate of return.
                  3. In the case of Settlement Class Members with Pre-Class Period purchases, the method of associating redemptions with purchases will be the first-in, first-out ("FIFO") method.
                  4. When Fund shares have been transferred between separately numbered Fund Accounts, all separately numbered accounts directly or
                        indirectly linked by the transfer of shares
                        shall be combined into a single combined Fund
                        Account for purposes of calculating Loss.  For
                        example, if Account A transferred shares to B,
                        and C transferred shares to B and D, and D
                        transferred shares to E, then A, B, C, D and E
                        shall be combined into a single Fund Account
                        for purposes of calculating Loss.
                  5.    Where a Fund Account reflects purchases of
                        Fund shares both before and during the
                        Settlement Class Period, positive
                        distributions (e.g., dividends and capital
                        gains distributions) and negative charges
                        (e.g., service and annual maintenance fees)
                        received or deducted during the Class Period
                        shall be allocated on a proportioned basis
                        between (i) purchases made prior to, and (ii)
                        purchases made during, the Settlement Class
                        Period.  To determine the amount of a
                        distribution or charge associated with the
                        ownership of Class Period Shares, the gross
                        amount of the distribution or charge is
                        multiplied by the ratio of the balance of
                        Class Period Shares, to the total share
                        balance (including both Class Period Shares
                        and shares purchased before the Class Period)
                        on the day prior to the distribution or
                        charge.
                  6.    Where a Fund Account reflects  purchases of shares prior
                        to  the  Class  Period  followed  by  pre-Class   Period
                        redemption(s) of some, but not all, of said shares, pre-Class Period distributions and charges shall be included in the calculation of Profits based upon the ratio of said shares held during the Class Period to the total share balance (including shares held during the Settlement Class Period and shares sold prior to the
                        Settlement Class Period) on the date prior to the distribution or charge.
                  7.    "Profits" on shares held as of July 1, 1991,
                        shall be calculated as:
                        (a)   Proceeds received from the redemption of
                              shares during the Settlement Class Period which shares were held at the beginning of trading on July 1, 1991;
                        PLUS
                        (b) The net asset value as of May 9, 1994, $8.48 per share, of all shares held by a Fund Account at the beginning of trading on July 1, 1991, which shares were not redeemed prior to or on May 9, 1994;
                        PLUS
                        (c)   Any  dividends  or  capital  gains   distributions
                              attributable to the shares held at the beginning of trading on July 1, 1991, which dividends and/or capital gains distributions were received during or before the Settlement Class Period;
                        MINUS
                        (d)   Any charges (e.g. service and annual
                              maintenance fees) attributable to the
                              shares held at the beginning of trading on July 1, 1991, which charges were deducted during or before the Settlement Class Period.
                  MINUS
                        (e) The purchase price, as of the date of purchase, of shares that constituted a Fund Account's balance at the beginning of trading on July 1, 1991, (including reinvested dividends and reinvested capital gains distributions).
                        If this calculation yields a negative value, reflecting a loss for that Fund Account, profits are set to zero.
            (C) The methodology for applying the above narrative definition is set forth in two sample Settlement
                  Loss Statements attached hereto as Exhibits F-1 and F-2, which Settlement Loss Statements are expressly incorporated in the definition of Loss. The quantitative description of the "Loss" calculation defined above is expressly incorporated into the above definition of "Loss," and is attached hereto as Exhibit D. The Piper Jaffray Defendants represent, in good faith and to the best of their belief, that such quantitative description of "Loss" is wholly consistent with this paragraph
                  VII(X). Said quantitative description is to be applied in a manner consistent with this paragraph

                  VII(X). To the extent said quantitative description is not consistent with this paragraph
                  VII(X), this paragraph VII(X) shall control.
            (D) Settling Class Members may dispute the calculation of their Loss pursuant to the alternative dispute resolution process described at paragraph IX herein. If a Settling Class Member disputes his, her or its Loss, the final and binding Loss figure which results from that alternative dispute resolution process shall be the Loss for the Fund
                  Account or Accounts at issue.
      Y. "Named Plaintiffs" shall mean the Named Plaintiffs in the Litigation, specifically Richard J. Rodney, Jr., Douglas
            Shonka, Carl Patrick Monahan, Jerry Hoehnen, Rosemary
            Boris, Thomas W. Newcome, Delvin D. Junker, Printing
            Mailing Trade District, affiliated with the Newspaper
            Drivers' Division of the International Brotherhood of
            Teamsters, The History Theatre, Inc., Paul Gold, and
            Bernard Friedman.
      Z. "Net Settlement Amount" shall mean the Settlement Amount less (i) all Fee Award and Expense Reimbursements approved by the Court and
            (ii) all other expenses of creating and administering the Settlement Fund, including the fees and expenses of the Escrow Agent as provided herein.
      AA. "Net Total Loss" shall mean the Total Loss, as defined herein, less the Aggregate Opt-Out Loss, as defined herein.

      AB. "Note Component" shall mean that portion of the Settlement Amount to be paid in the form of unsecured promissory notes as provided pursuant to Paragraph X of this Settlement Agreement.
      AC. "Participant-Directed Retirement Plan" shall mean any retirement plan (including but not limited to any 401(k) plan, profit sharing plan, money purchase pension plan, stock bonus plan, employee stock ownership plan, or 403(b)(7) custodial account plan) wherein the individual plan participant directs how the participant's accounts in the plan shall be invested. For purposes of this definition, the term "participant" includes beneficiaries and alternate payees. If a plan allows participants to direct the investment of some but not all of their accounts in the plan, the portion of the plan as to which the participants exercise investment direction shall be considered a Participant-Directed Retirement Plan, and the remainder shall not be considered such a plan. A plan is included in this definition of Participant-Directed Retirement Plan even though the participants must select among a limited number of investment options offered under the plan. A plan is not a Participant-Directed Retirement Plan to the extent that someone other than the participant (such as the employer, plan committee, trustee, investment manager, or other named fiduciary) makes the actual investment decisions for plan assets.

      AD.   "Person"  shall  mean  any  natural  person,  corporation,   general
            partnership, limited partnership, limited liability company, limited liability partnership, association, joint stock company, trust,
            unincorporated   organization,    government   and   any   political
            subdivision thereof, or any other type of entity.
      AE.   "Piper Capital" or "Piper Capital Management
            Incorporated" shall mean Piper Capital Management
            Incorporated, a Delaware corporation.
      AF.   "Piper Funds" or "Piper Funds Inc." shall mean Piper
            Funds Inc. (and shall also include the entity identified in the Litigation as Piper Funds Inc. Institutional
            Government Income Portfolio), a Delaware corporation.
      AG.   "Piper Funds Inc. Releasees" shall mean: Piper Funds Inc.
            and all and each of its predecessors, successors,
            assigns, direct and indirect subsidiaries, divisions, parents, affiliates and related corporations and entities, insurers and mutual funds or series of shares and all and each of its and their respective predecessors, successors and assigns, and all and each of its and their present and former officers, directors, principals, shareholders, insurers, employees, independent contractors, agents, attorneys (except Dorsey
            & Whitney), auditors and accountants (except KPMG Peat
            Marwick) and their respective assigns, successors, agents, representatives, heirs, executors, administrators and insurers.

                  If and  to the  extent  any  persons  could  be  construed  as included within the definitions of both "Piper Jaffray Releasees" and "Piper Funds Inc. Releasees," then persons shall be assigned to one category or the other as follows: (1) Piper Capital Management Incorporated, Piper Jaffray Companies Inc., Piper Jaffray Inc., William H. Ellis and Edward J. Kohler are within the category of "Piper Jaffray Releasees;" and (2) all persons other than those listed in (1) above encompassed within the definitions of "Piper Funds Inc. Releasees" are within the category of "Piper Funds Inc. Releasees".
      AH.   "PJCI" or "Piper Jaffray Companies Inc." shall mean Piper
            Jaffray Companies Inc., a Delaware corporation.
      AI.   "PJI" or "Piper Jaffray Inc." shall mean Piper Jaffray
            Inc., a Delaware corporation.
      AJ.   "Piper Jaffray Defendants" shall mean Piper Jaffray
            Companies Inc., Piper Jaffray Inc., Piper Capital
            Management Incorporated, William H. Ellis, and Edward J.
            Kohler.
      AK.   "Piper Jaffray Releasees" shall mean Piper Capital
            Management Incorporated, Piper Jaffray Companies Inc.,
            Piper Jaffray Inc., William H. Ellis and Edward J.
            Kohler, and all and each of their respective
            predecessors, successors, assigns, direct and indirect
            subsidiaries, divisions, parents, affiliates and related corporations and entities, insurers and mutual funds or series of shares and all and each of its and their
            respective predecessors, successors and assigns, and all
            and each of its and their present and former officers, directors, principals, shareholders, insurers, employees (including brokers), independent contractors, agents, attorneys (except Dorsey & Whitney), auditors and accountants (except KPMG Peat Marwick) and their respective assigns, successors, agents, representatives, heirs, executors, administrators and insurers.
                  If and  to the  extent  any  persons  could  be  construed  as included within the definitions of both "Piper Jaffray Releasees" and "Piper Funds Inc. Releasees," then persons shall be assigned to one category or the other as follows: (1) Piper Capital Management Incorporated, Piper Jaffray Companies Inc., Piper Jaffray Inc., William H. Ellis and Edward J. Kohler are within the category of "Piper Jaffray Releasees;" and (2) all persons other than those listed in (1) above encompassed within the definitions of "Piper Funds Inc. Releasees" are within the category of "Piper Funds Inc. Releasees".
      AL. "Potential Defendants" shall mean all Persons, as defined herein, against whom the Settlement Class Members have asserted or shall in the future assert any claim
            (including any third-party defendants or other persons or entities who are sued as a result of such claim(s)), in any forum (including but not limited to any court or arbitration proceeding) arising out of, relating to, in any way connected with a Settled
            Claim or which, if the Potential Defendant were a Defendant Releasee, would constitute, a Settled Claim as defined herein, provided however that Potential

            Defendants shall not include the Piper Funds Inc.
            Releasees, the Piper Jaffray Releasees, and KPMG Peat
            Marwick.
      AM.   "Settled Claim" shall mean any claim which falls within
            the definition of "Settled Claims."
      AN.   "Settled Claims" shall mean any and all claims, actions,
            causes of action, rights or liabilities, including,
            without limitation, Unknown Claims, as defined herein,
            which exist against any of the Defendant Releasees by
            reason of any matter, event, cause or thing whatsoever
            for any period, whether within or outside the Settlement
            Class Period, arising out of any fact, event, or
            transaction occurring at any time before, through and
            including the date of this Settlement Agreement, relating
            to, arising out of or in any way connected with:
            1.    any purchase, made by or on behalf of any
                  Settlement Class Member, of shares of the Fund;
            2.    any actions or failures to act by any Defendant
                  Releasee in any way respecting any investment in the Fund, or decisions related to the purchase, made by or on behalf of any Settlement Class Member, of shares of the Fund;
            3. any of the facts, circumstances, transactions, events, occurrences, acts, omissions or failures to act that are or could have been or were attempted to have been alleged or referred to in the Litigation, including without limitation all of the claims which have been or may be asserted in any of the actions brought by the Named Plaintiffs prior to their consolidation into the Litigation, including but not limited to any claim: (i) that during the Settlement Class Period, Defendants wrongfully and tortiously misrepresented or failed to disclose in the Fund prospectuses or otherwise matters material to Settlement Class Members' decisions to invest in the Fund; (ii) that Defendants wrongfully and tortiously failed to properly direct the Fund's investment strategies throughout the Settlement Class Period; (iii) that Defendants wrongfully and tortiously failed to conform the Fund's investment strategies to the Fund's investment criteria and limitations; and (iv) that Settlement Class Members sustained damages throughout the Settlement Class Period as a result of Defendants' alleged wrongful and tortious conduct; or
            4.    the Fund, including but not limited to all claims:
                  a. which relate to the management of the Fund, including but not limited to claims based on violations of any limitation or restriction on the management of the Fund, including but not limited to restrictions arising in connection with any prospectus, registration statement, statement of additional information, contract (including but not limited to all agreements between the Fund and Piper Capital Management

                        Incorporated), statute, regulation or other
                        source of law;
                  b.    which relate to the offer or sale of shares in
                        the Fund, including but not limited to claims
                        based on:
                        (1)   misrepresentation or omission of facts or
                              opinions relating to the Fund, whether
                              oral or in writing;
                        (2)   unfair or unlawful sales practices in
                              connection with the sale of shares in the
                              Fund;
                        (3)   unsuitability of an investment in the
                              Fund;
                        (4)   unauthorized purchase of shares in the
                              Fund; or
                        (5)   failure to execute instructions to sell
                             shares in the Fund; or
                             c. for violations of:
                        (1)   federal and state securities statutes and
                              regulations;
                        (2)   federal and state RICO statutes;
                        (3)   Minnesota Consumer Fraud Act and
                              counterpart   statutes   in  other   states;   (4)
                        Investment Company Act of 1940; (5) Investment Advisers Act; (6) Employee Retirement Income Security Act; (7) common law fraud; (8) negligent misrepresentation;

                        (9)   unsuitability; or
                        (10)  breach of fiduciary duty.
                  However, Settled Claims shall not include any non- class claim of embezzlement or other physical theft of money of a Settlement Class Member or clerical error in the crediting or debiting of a Settlement Class Member's Fund Account, where such claim (in any of the above categories) is unrelated to any decline in the net asset value of the Fund.
      AO.   "Settlement Amount" shall be an amount not to exceed
            seventy million dollars ($70,000,000.00), calculated as
            of the Effective Date, and determined as follows:
            Abbreviations: M        =  Million
                              AOOL  =  Aggregate Opt-Out Loss
                              TL    =  Total Loss
                              NTL   =  Net Total Loss


      1.    If 70.4M - [(AOOL - 2% of TL) x (70M / TL)]
                                      NTL

            is greater than or equal to one-half (.5), then the
            Settlement Amount shall be determined as follows:
            A.    If the Aggregate Opt-Out Loss is less than or equal
                  to two percent (2%) of the Total Loss, then Piper
                  Capital Management Incorporated and Piper Jaffray
                  Companies Inc. shall be jointly obligated to pay
                  $70 million in full and complete settlement of all
                  Settled Claims as provided for herein.
            B.    If the Aggregate Opt-Out Loss exceeds two percent
                  (2%) of Total Loss, then the amount to be paid
                  jointly by Piper Capital Management Incorporated
                  and Piper Jaffray Companies Inc. hereunder will be,
                  for every dollar of Aggregate Opt-Out Loss in
                  excess of two percent (2%) of Total Loss, reduced
                  from $70 million by the fraction of a dollar
                  represented by the fraction:
                                  $70 million
                                                                              TL
                  Thus, the amount to be paid jointly by Piper
                  Capital Management Incorporated and Piper Jaffray
                  Companies Inc. will be calculated as follows:
                        $70 M - [ (AOOL - 2% of TL) x (70M / TL)]
      2.    If 70.4M - [(AOOL - 2% of TL) x (70M / TL)]
                                      NTL
            is less than one-half (.5), then the Settlement Amount
            shall be determined as follows:
            A.    If Total Loss is less than or equal to $144
                  million, then the Settlement Amount shall equal the
                  lesser of
                        (a)   (.5 x NTL) - $400,000,       or
                        (b)  $70 million.
            B.    If Total Loss is greater than $144 million, then
                  the Settlement Amount shall equal the lesser of:
                        (a)  71.6M - (.5 x AOOL),        or
                        (b)   $70 million.
            Attached hereto as Exhibit L for illustration purposes only is a chart of hypothetical Settlement Amounts to be paid by Piper Capital Management and Piper Jaffray Companies Inc. based upon assumed Total Loss and
            Aggregate Opt-Out Loss figures.

      AP. "Settlement Class" shall mean a class of all Persons who purchased shares of the Fund (including purchase by reinvesting dividends or reinvesting capital gains distributions) during the Settlement Class Period, and all other original or subsequent holder(s) of any interest in any of said shares (including but not limited to donees, assignees, devisees, beneficiaries, and other transferees).
      AQ. "Settlement Class Counsel" shall mean Lead Settlement Class Counsel and any other counsel of record for any Named Plaintiff.
      AR. "Settlement Class Member" shall mean a member of the Settlement Class, including persons who elect to opt-out of the class.
      AS.   "Settlement Class Period" shall mean the period from
            July 1, 1991, through May 9, 1994, inclusive.
      AT.   "Settlement Counsel" shall mean Lead Settlement Class
            Counsel and Counsel for the Defendants.
      AU. "Settlement Fund" shall mean an interest-bearing escrow account, for the benefit of Settling Class Members, to be maintained with the Escrow Agent into which the Settlement Amount shall be deposited by Piper Capital Management Incorporated and Piper Jaffray Companies Inc. when the payment thereof becomes due and payable as provided herein. The expenses of administration of the Settlement Fund, including the expenses of creating and maintaining the Settlement Fund and the fees and expenses of the Escrow Agent, shall be paid out of the Settlement

            Fund and shall reduce the Settlement Amount available for distribution to the Settling Class Members. The Escrow Agent shall have such duties and responsibilities as are identified in the Escrow Agreement. In the event that this Settlement Agreement is terminated as provided herein prior to the Effective Date, all payments theretofore made to the Settlement Fund, plus interest thereon (less the expenses of creating and maintaining the
            Settlement Fund and the fees and expenses of the Escrow Agent), shall be paid by the Escrow Agent to Piper Jaffray Companies Inc. within ten (10) days of such termination. Interest which accrues on the Cash Advance after the Advance Deposit Date but prior to the Effective Date shall accrue to the benefit of the Settling Class Members except as provided for herein. Interest which accrues after the Effective Date on the Cash Advance accrues to the benefit of the Settling Class Members. No distribution shall be made from the Settlement Fund to any Settling Class Member or otherwise prior to the Effective Date of the Settlement. The Settlement Fund shall meet the criteria of a "designated settlement fund" as defined in Section 468B of the Internal Revenue Code of 1986 upon the Effective Date as
            (i) approved by United States District Court and subject to its continuing jurisdiction, (ii) established to resolve claims arising out of a tort or violation of law, and (iii) having assets segregated from other assets of Piper Capital

            Management Incorporated and Piper Jaffray Companies Inc.
            and administered independently by the Escrow Agent.
      AV.   "Settlement Loss Statement" shall mean that form which
            states the Loss for each Fund Account and which includes:
                  a.    a Settlement Loss Summary;
                  b.    a Loss analysis based upon the transaction
                        history of all Class Period Shares; and
                  c.    if applicable, an analysis of pre-Class Period
                        profits.
      AW.   "Settlement Parties" shall mean the Named Plaintiffs, the
            Settling Class Members and the Defendants.
      AX.   "Settling Class Member" shall mean a Settlement Class
            Member not excluded from the Settlement by Order of the
            Court.
      AY. "Total Loss" shall mean the sum of the Losses sustained by all Fund Accounts (and all participants in Eligible Participant-Directed Retirement Plans which Plans comply with the procedures set forth at
            paragraph  VII(G-J)  and  the  Class  Notice),   whether  or  not  a
            Settlement Class Member associated with a Fund Account requests exclusion from the Settlement or the Settlement Class.
      AZ. "Unknown Claims" as used in the definition of "Settled Claims" in Paragraph VII(AM) hereof, shall mean claims arising during the Settlement Class Period related to the matters identified in paragraph VII (AM), which any of the Settling Class Members do not know of or suspect to exist in their favor at the time of their release of the

            Defendant Releasees, which if known by them might have affected their settlement with the Defendant Releasees.
                                                                           VIII.
                              CALCULATION OF LOSS
      A. As soon as practicable, and pursuant to the Court's Order dated February 16, 1995, the Defendants will provide information to Lead Settlement Class Counsel to assist them in their calculation of a "Loss" amount for each Fund Account (as well as a "Total Loss" amount). The
            Defendants will provide data to Lead Settlement Class
            Counsel, which reflects Defendants' good faith belief as to the transaction history of each Fund Account.
      B. The transaction history of each Fund Account will be provided to the Account Holder of Record for review in the form of the Settlement Loss Statement. The responsibility for verifying the accuracy of the transaction history shall rest with each Account Holder of Record. Any Settling Class Member may invoke the alternative dispute resolution procedure set forth in paragraph IX, herein, to correct any alleged errors which could impact the Loss calculation. If a Settling Class
            Member fails to invoke the alternative dispute resolution within the time permitted under this agreement, such Settling Class Member waives the right to dispute his, her or its Loss figure under the Settlement Agreement.
            Defendants may, at their discretion, undertake to correct mistakes or errors in the data whether or not an Account

            Holder of Record brings such errors to the attention of Lead Settlement Class Counsel.
      C. Lead Settlement Class Counsel will take all measures necessary to assure that the confidentiality of all customer account information provided by the Defendants will be preserved, and that all such customer account information will not be made public or shared with other customers.
      D.    Defendants have calculated a Loss figure for each Fund
            Account maintained in the records of the Fund's transfer agent. Defendants have provided such calculations to Lead Settlement Class Counsel. Lead Settlement Class
            Counsel may calculate a preliminary Loss figure for each Fund Account of Record (as well as a Total Loss amount). Alternatively, Lead Settlement Class Counsel may conduct, or cause to be conducted, a review or audit of the calculations provided by Defendants.
      E. Lead Settlement Class Counsel shall advise Defendants in writing at least thirty (30) days prior to making their calculations available to Account Holders of Record of any differences or discrepancies noted in their review, if any, of the calculations, so that Defendants may review said calculations or audited calculations and raise objections concerning any potential or alleged errors. If the Defendants have given written notice of such objections to Lead Settlement Class Counsel within twenty (20) days of receiving such amounts and calculations, the Settlement Parties shall use their best efforts to resolve any disagreements over said calculations between themselves, but if they are unable to resolve such disagreements within ten (10) business days after delivery of such notice by the Defendants, they shall jointly seek a ruling of the Court as to all matters in dispute, which decision shall be final and nonappealable.
      F. Defendants will prepare a Settlement Loss Statement for each Fund Account (or for a combined group of Fund
            Accounts as explained more fully in the definition of Loss at paragraph VII(X)), substantially in the form attached hereto as Exhibit F, and provide such form to Lead Settlement Class Counsel. Lead Settlement Class
            Counsel may thereafter prepare a final Settlement Loss
            Statement reflecting the final Loss figure for each Fund
            Account (or combined Fund Accounts), and shall distribute such Settlement Loss Statement to each Account Holder of
            Record along with the Class Notice. Provided, however, that in lieu of preparing such final Settlement Loss
            Statement, Lead Settlement Class Counsel may at their own discretion, copy the Settlement Loss Statements provided as a courtesy by the Defendants.
      G. Certain Participant-Directed Retirement Plans ("Plan" or "Plans") have purchased or sold shares in the Fund on behalf of individual participants, without providing the Fund with any information as to the purchases and sales of these individual participants. Such plans have made purchases and sales in the aggregate in a single Fund

            Account which reflects only these aggregate transactions. Pursuant to the methodology generally employed under this Agreement, under which Loss is calculated for each Fund Account, the Loss for each of such plans would not reflect each individual participant's Loss, as distinguished from the aggregate Loss of the plan as a whole. Nonetheless, the Settling Parties agree that if, and only if, a Participant-Directed Retirement Plan meets the criteria of an Eligible Participant-Directed Retirement Plan as defined herein, and elects to be treated on an individual participant basis rather than an aggregate basis, such Eligible Plan will be treated on an individual participant basis for the purposes of calculating a Loss amount. Under such circumstances each such individual participant account within the Plan account shall be treated for all purposes as if it were a separate Fund Account. Any transfer of shares between two or more participant accounts within the same Plan shall result in combining such accounts for purposes of calculating Loss, based on the principles set forth in paragraph VII(X).
      H. Each Eligible Participant-Directed Retirement Plan which elects to have Loss calculated on an individual participant basis rather than an aggregate basis, shall comply with the procedures set forth in the Class Notice, and shall provide Lead Settlement Class Counsel with data reflecting the transaction history for each individual participant in such Plan who purchased Class Period

            Shares. Such data shall include, for each participant, the name and address of that participant along with a transaction history beginning with the participant's first purchase of a share or shares of the Fund through and including May 9, 1994, including, for each transaction: (a) transaction date, (b) transaction description, (c) number of shares, (d) price of shares as of the transaction date,
            (e) total amount of transaction. The data shall be provided in printed "hard copy" form, and on computer diskette stored in ASCII format and/or a format readable by Microsoft Access or Excel. Otherwise eligible plans which fail to comply with the procedures set forth in the Class Notice will not be eligible to have Loss calculated on an individual participant basis, but will instead have Loss calculated on a Fund Account basis.
      I.    Upon receipt of such data, the Defendants shall reconcile
            the aggregate purchase and sale transaction history as
            reflected in the Fund's records, with the aggregate
            purchase and sale transaction history as reflected in the
            records provided by the Plan fiduciary or administrator.
            Any dispute between the Defendants and such fiduciary or administrator over the aggregate purchase and sale transaction histories shall be subject to the alternative
            dispute resolution process set forth in paragraph IX
            herein.
      J.    Upon receipt of such data, the Defendants shall also
            reconcile the individual participant purchase and sale
            transaction histories with the aggregate purchase and sale transaction history for each Eligible Participant- Directed Retirement Plan. The purpose of the reconciliation is to confirm that the sum of individual transactions of a particular type on a
            particular   date   corresponds  to  the  aggregate  data  for  that
            particular date. The Settling Parties shall make all reasonable efforts to resolve any dispute arising from the reconciliation of the data. In the event that the Settling Parties cannot reconcile the Plan's aggregate transaction history with the cumulative individual transactions histories, the aggregate transaction history shall be controlling, and the plan fiduciary or administrator shall be solely responsible for adjusting the individual participant transaction histories until they reconcile with the aggregate transaction history. Any disputes with respect to reconciliation of the individual and aggregate transaction histories shall not be subject to the alternative dispute resolution process set forth in paragraph IX herein, or any other appeal or review.
      K. Once reconciliation of the data is complete, Defendants shall prepare a Settlement Loss Statement for each individual participant reflecting the Loss of that participant according to the same methodology used for Account Holders of Record, which Statement shall be forwarded to Lead Settlement Class Counsel for their review. Lead Settlement Class Counsel may, but shall not be required to, conduct or cause to be conducted an audit of such Settlement Loss Statements. Lead Settlement Class Counsel shall return such Settlement Loss Statements to the Plan administrator or fiduciary, who shall in turn forward such statement directly to each participant. The Loss figure set forth in that Settlement Loss Statement shall be final and binding upon the individual participant, and shall not be subject to the alternative dispute resolution process set forth in paragraph IX herein, or any other appeal or review.
                                      IX.

                         ALTERNATIVE DISPUTE RESOLUTION
                              OF LOSS CALCULATIONS

      A. In the event that, to the extent permitted herein, a Settling Class Member disputes the amount of her, his or its Loss as set forth on the Settlement Loss Statement, the Settling Class Member shall notify Lead Settlement Class Counsel by indicating the existence of such a dispute on the Claim and Release Form. If a Settling Class Member fails to invoke this alternative dispute process within thirty days of the mailing of the Claim and Release Form, such Settling Class Member waives the right to dispute their Loss calculation as reflected in their Settlement Loss Statement. Lead Settlement Class Counsel and such Member shall attempt to resolve such dispute. Settling Class Members may not dispute the methodology used to calculate Loss under this Agreement, which methodology shall apply to all Settling Class

            Members. In the event that the Member and Lead Settlement Class Counsel are unable to resolve any such dispute, the dispute shall be submitted to the Court or to a Special Master appointed by the Court for such purpose, and the decision by the Court or such Special Master shall be final and binding upon such Settling Class Member, and shall not be appealable.
      B. Each Settling Class Member who does not elect to be excluded from the Settlement Class but who disputes her, his or its Loss as set forth on the Settlement Loss
            Statement shall be subject to the dispute resolution process described above at paragraph IX(A). The fact that a Settling Class Member's Loss is subject to such dispute resolution process shall not affect that Settling
            Class Member's obligations under this Agreement, and this Agreement shall be binding upon that Member as if that Member were considered an Authorized Claimant. Thus, by failing to request exclusion from the Settlement Class, a Settling Class Member who disputes his, her, or its Loss, agrees to release all claims (without regard to the ultimate resolution of the dispute over Loss), to the same extent as all other Settling Class Members who do not dispute the amount reflected on the Settlement Loss
            Statement.
      C. To the extent that each Settling Class Member disputes the calculation of her, his or its Loss, such Class
            Members will not receive any distribution until such dispute is resolved, and the entire amount of the Loss claimed by such Settling Class Member shall be held in the Settlement Fund and shall not be distributed to any Settling Class Member or Authorized Claimant until such dispute is finally and fully resolved by the Court or Special Master as provided in paragraph IX(A).
      D. Lead Settlement Class Counsel shall assume that Settling Class Members who dispute their Loss will receive the highest amount claimed for the purpose of calculating the proportionate share of the remaining Authorized Claimants.
      E. The Defendants may participate in the dispute resolution process at their election, and shall cooperate in providing such records, account statements or other information which may be, in the view of Lead Settlement Class Counsel, relevant to the resolution of such disputes.
      F. All Loss disputes shall be resolved not later than thirty (30) days prior to the first installment payment due date on the Installment Note.
                                                                              X.
                      COMPONENTS OF THE SETTLEMENT AMOUNT
          A. The Settlement Amount shall consist of the following two components:
            1. Cash Component. The Cash Component shall be an amount equal to two-sevenths of the Settlement
                  Amount. The Cash Component shall be payable to the Settlement Fund in cash, as provided herein.

            2.    Note Component.  The Note Component shall be an
                  Amount equal to the Settlement Amount less the Cash
                  Component.  The Note Component shall be payable to
                  the Settlement Fund as provided herein, pursuant to
                  the terms of the two unsecured promissory notes
                  described below to be jointly and severally issued
                  by Defendants Piper Capital Management Incorporated
                  and Piper Jaffray Companies Inc. as follows:
                  a.    Forty-six percent (46%) of the Note Component
                        will consist of a three-year unsecured note, in the form attached hereto as Exhibit G, due and payable to the Settlement Fund for the benefit of all Settling Class Members in three equal installments of principal on the first, second and third anniversaries of the Advance Deposit Date of this Settlement Agreement (the "Installment Note"). The Installment Note shall bear interest from and after the Effective Date at the rate of eight percent (8%) per annum on the unpaid principal balance thereof (computed on the basis of the actual number of days elapsed in a year of 365 days), due and payable in three installments together with principal payments on the Installment Note. The Installment Note shall be a joint and several obligation of Piper Capital Management Incorporated and Piper Jaffray Companies Inc. Each installment of principal and interest shall be deposited in the Settlement Fund on the due date thereof. The Installment Note may be prepaid in whole or in part at the option of Piper Capital Management Incorporated and Piper Jaffray Companies Inc. without penalty, upon payment of an amount equal to the principal amount to be prepaid plus interest accrued thereon to the date of such prepayment.
                  b.    Fifty-four percent (54%) of the Note Component
                        will consist of an unsecured note, in the form
                        attached hereto as Exhibit H, which shall be
                        due and payable to the Settlement Fund for the
                        benefit of all Settling Class Members upon the
                        receipt by the Defendants of tax refunds or
                        tax benefits to be received as a result of the
                        payment of a sum or sums due under this
                        Settlement Agreement (the "Tax Note" and,
                        together with the Installment Note, the
                        "Notes").  The Defendants will undertake to
                        act promptly to make all filings necessary to
                        obtain the above-referenced tax refund(s) or
                        tax benefit(s).  The Tax Note shall bear
                        interest from and after the Effective Date at
                        the rate of eight percent (8%) per annum on
                        the unpaid principal balance thereof (computed
                        on the basis of the actual number of days
                        elapsed in a year of 365 days), payable in a
                        lump sum together with each payment of principal of the Tax Note. Principal and accrued interest on the Tax Note shall be due and payable not later than two (2) business days after receipt by the Defendant Releasees of the tax refunds or tax benefits. No payment of principal or interest shall be due before the receipt of said tax refunds or tax benefits, except as provided hereinafter and in paragraph X(B) below. Notwithstanding the foregoing, and without regard to whether such tax refunds are received, the principal balance of the Tax Note and all accrued interest thereon shall be paid on the last day of the fifteenth (15th) month following the Advance Deposit Date to the extent not previously paid. The Tax Note shall be a joint and several unsecured obligation of Piper Capital Management Incorporated and Piper Jaffray Companies Inc. The Tax Note may be prepaid in whole or in part at any time at the option of Piper Capital Management Incorporated and Piper Jaffray Companies Inc. without penalty upon payment of an amount equal to the principal amount to be prepaid and interest accrued thereon to the date of such prepayment.

      B.    Lead Settlement Class Counsel have the right, upon
            delivery of written notice to Piper Jaffray Companies
            Inc., to declare the Notes to be immediately due and
            payable upon the occurrence of either of the following
            events (each an "Event"):
            1.    The acquisition by any individual, entity or group
                  (within the meaning of ss. 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 50% or more of either (i) the then outstanding shares of common stock of Piper Jaffray Companies Inc., Piper Jaffray Inc. or Piper Capital Management Incorporated (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Piper Jaffray Companies Inc., Piper Jaffray Inc. or Piper Capital Management Incorporated entitled to vote generally in the election of directors (the "Outstanding Company Voting
                  Securities");    provided,   however,   that   the   following
                  acquisitions shall not cause the promissory notes to become due and payable: (a) any acquisition of voting securities of Piper
                        Jaffray Companies Inc. by Piper Jaffray
                        Companies Inc. or any of its wholly-owned subsidiaries, provided (i) that such acquisition of voting securities does not constitute a liquidation of PJCI, and (ii) not less than 51 percent of the outstanding shares of voting securities of such subsidiaries continues to be held by PJCI,
                  (b)   any acquisition of voting securities of Piper
                        Jaffray Companies Inc. by any employee benefit plan (or related trust) sponsored or maintained by Piper Jaffray Companies Inc. or any of its subsidiaries, including without limitation Piper Jaffray Companies ESOP, provided that such acquisition is for investment and not for resale and that any voting securities so acquired are held not less than three (3) years from the Advance
                        Deposit Date, or
                  (c)   any acquisition by any corporation with
                        respect to which, immediately following such acquisition, more than 60% of respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then- outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned (within the meaning of Exchange Act Rule
                        13d-3), directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company
                        Common Stock and Outstanding Company Voting

                        Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;
            2.    Default in the payment of an amount in excess of
                  five hundred thousand dollars ($500,000) of the
                  principal of or interest on any indebtedness of
                  Piper Jaffray Companies Inc. or Piper Capital
                  Management Incorporated for borrowed money, as and
                  when the same shall become due, or under any
                  mortgage, agreement or other instrument under or
                  pursuant to which such indebtedness is issued, if
                  such default shall continue beyond the period of
                  grace, if any, allowed with respect thereto, and if
                  the holders thereof cause such indebtedness to
                  become due prior to its stated maturity, without an
                  assertion by Piper Jaffray Companies Inc. or Piper
                  Capital Management Incorporated that the existence
                  or amount of indebtedness is contested, or that
                  Piper Jaffray Companies Inc. or Piper Capital
                  Management Incorporated are otherwise legally
                  entitled to withhold payment of the indebtedness,
                  provided that if, notwithstanding such assertion,
                  the amount or existence of indebtedness is
                  contested, the lender requires the payment of such indebtedness, all amounts due hereunder shall become immediately due and payable.
            Within ten (10) business days after the occurrence of an Event, Piper Jaffray Companies Inc. shall provide written notice to Lead Settlement Class Counsel of the occurrence of any such Event. Lead
            Settlement Class Counsel shall have the right, in their sole discretion, to waive any rights conferred by this Settlement Agreement to declare the Notes to be immediately due and payable.
                                      XI.
                 ACTIONS, UNDERSTANDINGS AND ACKNOWLEDGEMENTS
      Based upon the recitals, the definitions, the mutual exchange of promises, and the valuable consideration set forth in this Settlement Agreement, the Settlement Parties agree as follows:
      A.    The Litigation is being settled to avoid the risk,
uncertainty, expense, and inconvenience of further litigation.
      B. The Defendants do not admit, either expressly or implicitly, that they are subject to any liability whatsoever by reason of any of the matters alleged in the Litigation. The Defendants deny all such liability and deny that they have committed any violation of law. They have agreed to settle the Litigation on the terms set forth herein to eliminate the risk, uncertainty, burden, expense, harassment, inconvenience, and distraction of protracted litigation, to amicably resolve disputes with clients, and to prevent the splitting of the claims of clients into multiple lawsuits and/or arbitrations.
      C.    This Settlement Agreement and all documents,
negotiations, and proceedings related to it are not, and shall not be construed to be, an admission by the Defendants respecting the validity of the Defendants' liability with respect to any claims or any alleged wrongdoing by any of them whatsoever, and shall not be used or offered by any party or non-party for any purpose, including, without limitation, as evidence in any proceeding in any forum, or as an admission of any of the claims of the Litigation, except to the extent permitted in paragraph XI(E)(1) and (2) and that this Settlement Agreement or its exhibits may be used to enforce the terms and conditions hereof against the parties to this Settlement Agreement, and may be disclosed by the Defendant Releasees for tax purposes, insurance purposes, accounting purposes and other purposes not inconsistent with this Settlement Agreement.
      D. By Order issued on February 15, 1995, the Court entered an amended pretrial schedule, which provided for, inter alia, an indefinite stay of all deadlines to which the Defendants may be subject in the Litigation pending further order of the Court. The Settlement Parties agree that such stay shall remain in place until the Effective Date or until preliminary or final approval is denied, whichever comes first.
     E.     Use of Discoverable Information in the KPMG Lawsuit
            1.  Named Plaintiffs are continuing to prosecute the KPMG
      Lawsuit. The Defendants agree that the Named Plaintiffs will be permitted to retain custody of documents produced by the Defendants pursuant to discovery requests served on the Defendants during the Litigation and to use such documents in the KPMG Lawsuit in the manner in which documents are customarily used in litigation, provided that all such documents shall continue to be governed by the protective orders entered in the Litigation and shall be destroyed or returned to the Defendants upon the final resolution of the Litigation and of the KPMG Lawsuit, as set forth in P. 25 of Pretrial Order No. 6 (November 12,
      1994), and further provided that the Named Plaintiffs and Lead Settlement Class Counsel will preserve the strict confidentiality of all settlement communications, including confidential information exchanged in the course of settlement negotiations, with the Defendants and/or their counsel, except that Lead Settlement Class Counsel may disclose information substantiating the calculation of each Settlement Class Member's Loss under this Agreement. Provided, however, that Defendants may, at their discretion, authorize Lead Settlement Class Counsel to disclose confidential information. The Defendants further agree that they, and their employees, officers and directors, will remain subject to document requests, depositions, and to appearance as witnesses at trial in the KPMG Lawsuit without subpoena, to the same extent as if Defendants were named parties in the KPMG Lawsuit, but subject to all other requirements under the Federal Rules of Civil Procedure.
            2. The Named Plaintiffs and lead Settlement Class Counsel will be permitted to use the Fund Account Loss data contained in the Settlement Loss Statements in the KMPG lawsuit furnished to the Class pursuant hereto, provided that (i) such data shall be subject to the confidentiality limitations imposed pursuant to the protective order entered in this  Litigation and Judge  Magnuson's  February 17, 1995 order
      (ii) such data may be used in the KPMG lawsuit only if
      there is an Effective Date under this agreement, and (iii)
      such data shall be deemed to satisfy any duplicative discovery request for the transaction data contained in the Settlement
      Loss Statements.
      F.    If the Aggregate Opt-Out Loss exceeds ten percent (10%)
of the Total Loss, as provided in paragraph XI(H)(6) and (7) herein, Piper Jaffray Companies Inc. may terminate this Settlement Agreement, at its sole and exclusive option, after which this Settlement Agreement shall be of no force and effect.
      G. The Named Plaintiffs and Lead Settlement Class Counsel, having determined that the terms of this Settlement Agreement are fair and reasonable, are prepared to cooperate with the Defendant Releasees in connection with any government investigations or regulatory inquiries concerning the events described in the Litigation. Lead Settlement Class Counsel have concluded, and are prepared to argue to regulatory and enforcement agencies, that this Settlement Agreement should be regarded as the final resolution of all issues which have been raised with respect to the Defendants in connection with the sale and management of the Fund during the Settlement Class Period. Lead
Settlement Class Counsel will make themselves reasonably available to participate in such investigations as may be requested by the Defendant Releasees.
      H.    Creation, Payment, Administration and Distribution of the
            Settlement Fund
            1. Within five (5) business days after the date of this Settlement Agreement, Lead Settlement Class Counsel, Piper
      Jaffray Companies Inc. and the Escrow Agent shall enter into the Escrow Agreement.

            2. Within ten (10) business days after the date of this Settlement Agreement, Piper Jaffray Companies Inc. shall deposit the Cash Advance in the Settlement Fund. Prior to the Effective Date of this Settlement Agreement, the Cash Advance shall be used solely for the payment of the fees and expenses owed to the Escrow Agent and incurred in creating and maintaining the Settlement Fund.
            3. In the event of termination of this Settlement Agreement as provided herein, all funds held in the Settlement Fund, comprised of the Cash Advance and interest earned thereon, less expenses paid prior to such date pursuant to paragraph XI (H)(2) above, shall be returned by the Escrow Agent to Piper Jaffray Companies Inc. within ten (10) days of such termination.
            4. Subject to the approval of the Court, the Settlement Parties stipulate and agree that notice by mail will be provided according to the following procedures to the Settlement Class Members whose names and addresses are able with reasonable effort to be determined by reference to the computer records of the Defendants. Notice shall be given to all Account Holders of Record by United States mail, postage prepaid, provided that the notice shall be forwarded to any forwarding addresses, and that any undeliverable notices shall be returned to Lead Settlement Class Counsel, or their designees. Mailed notice shall be in the form attached hereto as Exhibit B. Notice to remaining Settlement Class Members shall be made by publication one time in (i) The Minneapolis Star Tribune, (ii) The St. Paul Pioneer Press, and (iii) the national edition of The Wall Street Journal. Published notice shall be in substantially the form attached hereto as Exhibit I and shall be at least 45 and one-half square inches. Proof of publication shall be submitted to the Court as part of the application for final approval of the Settlement Agreement. Lead Settlement Class Counsel shall provide, or arrange to provide, the form of notice, provided that the form and manner of notice shall be acceptable to the Defendants.
            5. Within approximately sixty (60) days of the mailing of the Class Notice and Settlement Loss Statement to each Account Holder of Record, Lead Settlement Class Counsel shall mail a Claim and Release Form to each Settling Class Member and such Claim and Release Form shall be returned to Lead Settlement Class Counsel not later than 30 days from the mailing thereof. No Claim and Release Form which disputes the Loss shall be deemed to invoke the ADR process unless such Claim and Release Form is received by the deadline provided.
            6. Within five (5) business days following the deadline for the return of Settling Class Members' Claim and Release Forms, Lead Settlement Class Counsel shall prepare a Class Response Report to the Defendants to include:
                  (1) Name,  Fund Account  number(s),  and Loss  calculation for each Settlement Class Member who elects to be excluded from the Settlement Class along with a calculation of the Aggregate Opt-Out Loss;

                  (2) The Loss  calculation  for each  Settling  Class Member by name and Fund Account number(s) who does not dispute his, her or its Loss, and a calculation of the total undisputed Loss;
                  (3) The high and low amount of the Loss  calculation  for each
            Settling  Class  Member  by name  and  Fund  Account  number(s)  who disputes his, her or its Loss, and a calculation of the highest possible total disputed Loss and lowest possible total disputed Loss;
                  (4) The Loss  calculation for each  participant in an Eligible
            Participant-Directed Retirement Plan by name, and a total Loss number for such Eligible plans;
                  (5)   Calculation of the Lowest Possible Total
            Loss ("LPTL") and Highest Possible Total Loss
            ("HPTL"); and
                  (6)   Calculation of the Defendants' ten (10)
            percent AOOL termination provision based upon the
            HPTL and LPTL, as provided in paragraph XI(F).
            7.    Within five (5) business days of the receipt of the
      Class  Response  Report,  the  Defendants  shall  confirm  or  reject  the conclusions presented in such Report. If the Defendants reject the conclusions reached by Lead Settlement Class Counsel, the Settling Parties shall use their best efforts to resolve any disputes over said conclusions. If the Settling Parties are unable to resolve such disputes within five (5) business days after Defendants confirm or reject the Report, they shall jointly seek a ruling of the Court as to all matters in dispute, which decision shall be final and nonappealable. If after the resolution of any disputes over the Class Response Report, the AOOL exceeds ten (10) percent of the HPTL, Piper Jaffray Companies Inc. may terminate this Settlement Agreement, at its sole and exclusive option, after which this Settlement Agreement shall be of no force and effect. If the AOOL exceeds ten (10) percent of the LPTL but does not exceed ten (10) percent of the HPTL, the Settling Parties shall permit the alternative dispute resolution process to proceed until the termination provision is triggered under both HPTL and LPTL, or is triggered under neither HPTL nor LPTL.
            8. If the Loss disputes submitted by Settling Class Members are fully and finally resolved within ten (10) business days of the Effective Date, the Escrow Agent shall pay the Cash Refund to Piper Jaffray Companies Inc. based on the final Settlement Amount.
            9. If the Loss disputes submitted by Settling Class Members are not fully and finally resolved within ten (10) business days of the Effective Date, Lead Settlement Class Counsel shall, at that time, calculate a preliminary Settlement Amount for the purpose of determining a preliminary Cash Component and preliminary Note Component. Lead Settlement Class Counsel shall calculate a highest possible Settlement Amount, based upon the assumption that all outstanding Loss disputes will be resolved in favor of the highest amount claimed, and a lowest possible Settlement

      Amount, based upon the assumption that all outstanding Loss disputes will be resolved at the lowest amount. The calculation of the Cash Refund shall be made based upon the highest possible Settlement Amount. The Preliminary Note Component shall be calculated based upon the lowest possible Settlement Amount. Within five (5) business days of the resolution of all Loss disputes, Lead Settlement Class Counsel shall calculate a final Settlement Amount, and a final Cash Component and final Note Component. Thereafter, the Escrow Agent shall pay to Piper Jaffray Companies Inc. the Cash Refund, if any (less any portion thereof previously returned). Piper Jaffray Companies Inc. and Piper Capital Management Incorporated, at their discretion, shall either re-issue the original notes based upon the final Note Component amount upon cancellation of the previously defined notes, or shall issue additional notes to cover the difference between the preliminary and final Note Component amounts, which notes shall include interest from and after the Effective Date on the final Note Component Amount.
            10. Following the full or partial payment of the Cash Refund within ten (10) days of the Effective Date, any expenses paid out of the Settlement Fund and approved by the Court in response to the Fee Award and Expense Reimbursement petition shall be drawn from the Settlement Fund and shall thereby reduce the amount of cash available for distribution to Settling Class Members.
            11.   Piper Jaffray Companies Inc. and Piper Capital
      Management Inc. shall deposit into the Settlement Fund,
      payments of principal and interest on the Notes as they become due and payable, as provided in paragraph X of this Settlement Agreement.
            12. Except for the obligation of Piper Capital Management Incorporated and Piper Jaffray Companies Inc. to timely deliver the Settlement Amount to the Settlement Fund as it becomes due and payable pursuant to the terms hereof, no Defendant, Piper Jaffray Releasee, Piper Funds Inc. Releasee, or other Person shall have any obligation to contribute any amount to the Settlement Amount or the Settlement Fund, or shall otherwise be liable to pay to any person any amount pursuant to this Settlement Agreement.
            13. Lead Settlement Class Counsel, acting on behalf of the Settling Class Members, and subject to the supervision, direction and approval of the Court, shall process and be responsible for each Claim and Release Form submitted by a Settling Class Member. The cost of processing the Claim and Release Forms and any expenses incurred in resolving any such disputes shall be paid from the Settlement Fund and shall thereby reduce the amount of cash available for distribution to Settling Class Members. The Escrow Agent shall be responsible for (i) all distributions of funds contained in the Settlement Fund in accordance with the terms of the Escrow Agreement, and the terms hereof, and (ii) any tax reporting requirements and tax returns to be filed by or on behalf of the Settlement Fund. The Defendant Releasees shall have no responsibility, financial obligation or liability whatsoever with respect to (a) the administration of the Settlement Fund,

      (b) the processing of Claim and Release Forms or disputes relating thereto (except as explicitly provided herein), or (c) payments or distributions from the Settlement Amount once the Settlement Amount is deposited in the Settlement Fund. Notwithstanding the foregoing, any of the Defendants may, at their option, take any action they deem necessary to ensure that the criteria established for processing and validating the Claim and Release Forms are properly and fully enforced, and that Persons who fail to meet those criteria do not receive a distribution of funds from the Settlement Fund. Lead Settlement Class Counsel shall provide Defendants with a reasonable opportunity to review the Claim and Release Forms of Settling Class Members before any distributions are made. Neither the Settlement Amount nor the Settlement Fund shall be reduced as a result of the failure of a Settling Class Member to meet such criteria.
            14. As further provided in the Escrow Agreement, distributions to the Settling Class Members who are Authorized Claimants and payments to others shall be made by the Escrow Agent out of the Settlement Fund, at the direction of Lead Settlement Class Counsel and subject on each occasion to the approval of the Court. At the time of each distribution to Settling Class Members as provided herein, any amounts in the Settlement Fund shall first be paid (i) to pay any fee then due and payable to the Escrow Agent, (ii) to reimburse expenses incurred by the Escrow Agent and Lead Settlement Class Counsel on behalf of or in connection with the administration of the Settlement Fund, and (iii) to pay that portion of the Fee Award and Expense Reimbursement then due and payable.
            15. In the case of each distribution to Settling Class Members, each Settling Class Member shall receive the same proportionate percentage of his, her or its Loss, as every other Settling Class Member, provided however, that distributions shall be made only to Authorized Claimants.
            16. To the extent that each Settling Class Member disputes the calculation of her, his or its Loss, such Member shall not receive any distribution until the dispute is resolved by the Court or Special Master as provided in paragraph IX(A), and the entire amount of the Loss claimed by such Settling Class Member shall be held in the Settlement Fund and shall not be distributed to any other Settling Class Member or Authorized Claimant until such dispute is finally and fully resolved by the Court or Special Master as provided in paragraph IX(A). If the aggregate amount of such disputes, as calculated based upon the higher amount claimed, is equal to or less than ten (10) million dollars, distributions may be made to Settling Class Members who do not dispute their Loss prior to the resolution of such disputes. Settling Class Members who do not dispute their Loss shall receive a proportionate share based on the assumption that any disputing Settling Class Member will be entitled to the higher amount claimed. In the event that the aggregate disputed amount of such disputes exceeds ten (10) million dollars, then no distributions shall be made to any Settling Class Member until all such disputes are finally and fully resolved.

            17. Lead Settlement Class Counsel shall make all reasonable efforts to locate each Account Holder of Record. Defendants shall cooperate in such efforts by providing reasonable assistance in locating such persons. Until such reasonable efforts have been made, the Distribution to which any Account Holder of Record is entitled (as a percentage of the Loss reflected on each Member's Settlement Loss Statement) shall be withheld from distribution to other Settling Class Members and shall remain in the Settlement Fund. In the event that such Account Holders of Record cannot be located on or before the date three years after the Advance Deposit Date, the amounts held on behalf of such AHRs shall be distributed proportionately to Settling Class Members who are Authorized Claimants. In the event that a Settling Class Member has received the Class Notice, but has failed to submit a Claim and Release Form on or before the date three years after the Advance Deposit Date, such Settling Class Members shall be forever barred from receiving any distributions from the Settlement Fund and such amounts shall be distributed proportionately to all other Authorized claimants.
            18. It is the Defendants' position that no "incentive payment," "reimbursement" or other enhanced payment or compensation should be made to any Named Plaintiff. Lead Settlement Class Counsel may, at their option, make a motion before the Court seeking such payments.
            19.  Lead Settlement Class Counsel and Counsel for the
      Piper Jaffray Defendants have retained the law firm of
      Bredhoff & Kaiser of Washington, D.C. to obtain advice from the Department of Labor as to whether the Department would consider participation in the proposed settlement by Settlement Class Members which are employee benefit plans subject to the Employee Retirement Income
      Security  Act  of  1974,  as  amended  ("ERISA"),   to  be  a  "prohibited
      transaction" within the meaning of Section 406(a) of ERISA or Section 4975(c)(1) of the Internal Revenue Code and, if so, whether any statutory exemption under Section 408(b) of ERISA or Section 4975(d) of the Internal Revenue Code would be applicable. Once the Department has rendered its advice, Lead Settlement Class Counsel will make copies available to all such employee benefit plans which are members of the Settlement Class. I. Release Provisions Relating to Piper Jaffray Releasees
            1.    In consideration of the payment of the Settlement
                  Amount to be made pursuant to this Settlement
                  Agreement, the Settling Class Members hereby release, and hereby consent to an Order of the Court effectuating their release, of any and all claims which the Settling Class Members, or any of them, had or have against the Piper Jaffray
                  Releasees, or any of them, arising out of, based upon, or otherwise related to, the Settled Claims, whether in litigation, arbitration, or any other forum.
            2.    In consideration of the payment of the Settlement
                  Amount to be made pursuant to this Settlement
                  Agreement, each Settling Class Member will, immediately after the Effective Date, dismiss with prejudice any Settled Claim against any of the Piper Jaffray Releasees.
            3.    In consideration of the payment of the Settlement
                  Amount to be made pursuant to this Settlement
                  Agreement, the Settling Class Members hereby release claims against KPMG Peat Marwick and Potential Defendants, and credit any judgment against KPMG Peat Marwick and Potential Defendants, to the extent of the greater of:
                  a. the proportion or percentage of liability or damages to the Settling Class Members equal to the proportion or percentage of causal fault or causal responsibility, if any, for which the Piper Jaffray Releasees are hereafter at trial or otherwise determined to be responsible; or
                  b. the proportion or percentage of damages, if any, which shall hereafter by trial or otherwise be determined to be damages which KPMG Peat Marwick or Potential Defendants would have been entitled to recover from the Piper Jaffray Releasees as a result of claims, if any, for contribution, indemnification or reimbursement, however denominated, arising under federal or state law, including those based in tort, contract or statute, or any other legal theory, which claims:

                        (1)   arise from or relate to the Settling
                              Class Members' investment in the Fund; or
                        (2) arise from or relate to any claim by the Settling Class Members arising out of, relating to, or in any way connected with any Settled Claim, or which, if KPMG Peat Marwick or the Potential
                              Defendant were a Defendant Releasee, would constitute a Settled Claim, as defined herein.
                  c.    Except as provided herein, the Settling Class
                        Members preserve all claims against KPMG Peat
                        Marwick and all Potential Defendants.  It is
                        specifically understood and agreed that the
                        releases described herein shall not be
                        construed as an agreement to dismiss the KPMG
                        Lawsuit, nor be construed as a release of any
                        claim or cause of action by the Settling Class
                        Members against KPMG Peat Marwick or Potential Defendants, nor be construed as a covenant not to sue or to forebear from bringing any
                        lawsuit against KPMG Peat Marwick or any
                        Potential Defendant, except as otherwise
                        provided herein.
            4. Solely with respect to any and all Settled Claims, it is the intention of the parties hereto that, upon the Effective Date, as defined herein, each of the Settling Class Members does hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of any statute or law which might otherwise render a general release unenforceable with respect to Unknown Claims against the Piper Jaffray Releasees. All of the Settling Class Members acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Settlement Agreement, but that it is their intention to, and each Settling Class Member does hereby, upon the Effective Date, fully, finally and forever settle and release any and all Settled Claims against the Piper Jaffray Releasees, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, may hereafter exist, or may heretofore have existed, without regard to the subsequent discovery or existence of such different or additional facts.
            5. The Settling Class Members expressly intend that the releases described herein shall release all Piper Jaffray Releasees without regard to the identity of those particular Defendants responsible for payment of the Settlement Amount.
            6.    In consideration of the payment of the Settlement
                  Amount to be made pursuant to this Settlement
                  Agreement, the Settling Class Members hereby covenant and agree not to sue Dorsey & Whitney with respect to any claim arising out of, relating to, or in any way connected with any Settled Claim, or which, if Dorsey and Whitney were a Defendant Releasee, would constitute a Settled Claim, as defined herein.
            7. All releases and covenants not to sue described herein shall become effective on the Effective
                  Date.
      J.    Release Provisions Relating to Piper Funds Inc. Releasees
            1.    In consideration of the payment of the Settlement
                  Amount to be made pursuant to this Settlement Agreement, the Settling Class Members hereby release, and hereby consent to an Order of the Court effectuating their release, of any and all claims which the Settling Class Members, or any of them, had or have against the Piper Funds Inc. Releasees, or any of them, arising out of, based upon, or otherwise related to, the Settled Claims, whether in litigation, arbitration, or any other forum.
            2. In consideration of the payment of the Settlement Amount to be made pursuant to this Settlement Agreement, each Settling Class Member will, immediately after the Effective Date, dismiss with prejudice, any Settled Claim against any of the Piper Funds Inc. Releasees.

            3.    In consideration of the payment of the Settlement
                  Amount to be made pursuant to this Settlement
                  Agreement, the Settling Class Members hereby release claims against KPMG Peat Marwick and Potential Defendants, and credit any judgment against KPMG Peat Marwick and Potential Defendants, to the extent of the greater of:
                  a. the proportion or percentage of liability or damages to the Settling Class Members equal to the proportion or percentage of causal fault or causal responsibility, if any, for which the Piper Funds Inc. Releasees are hereafter at trial or otherwise determined to be responsible; or
                  b. the proportion or percentage of damages, if any, which shall hereafter by trial or otherwise be determined to be damages which KPMG Peat Marwick or Potential Defendants would have been entitled to recover from the Piper Funds Inc. Releasees as a result of claims, if any, for contribution, indemnification or reimbursement, however denominated, arising under federal or state law, including those based in tort, contract or statute, or any other legal theory, which claims:
                        (1)   arise from or relate to the Settling
                              Class Members' investment in the Fund; or

                        (2)   arise from or relate to any claim by the  Settling
                              Class Members arising out of, relating to, or in any way connected with any Settled Claim, or which, if KPMG Peat Marwick or the Potential
                              Defendant   were  a  Defendant   Releasee,   would
                              constitute a Settled Claim, as defined herein.
                  c.    Except as provided herein, the Settling Class
                        Members preserve all claims against KPMG Peat
                        Marwick and all Potential Defendants.  It is
                        specifically understood and agreed that the
                        releases described herein shall not be
                        construed as an agreement to dismiss the KPMG
                        Lawsuit, nor be construed as a release of any
                        claim or cause of action by the Settling Class
                        Members against KPMG Peat Marwick or Potential
                        Defendants, nor be construed as a covenant not
                        to sue or to forebear from bringing any
                        lawsuit against KPMG Peat Marwick or any
                        Potential Defendant, except as provided
                        herein.
            4. Solely with respect to any and all Settled Claims, it is the intention of the parties hereto that, upon the Effective Date, as defined herein, each of the Settling Class Members does hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of any statute or law which might otherwise render a general release unenforceable with respect to Unknown Claims against the Piper Funds Inc. Releasees. All of the Settling Class Members acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true
                  with  respect  to  the  subject  matter  of  this   Settlement
                  Agreement, but that it is their intention to, and each Settling Class Member does hereby, upon the Effective Date, fully, finally and forever settle and release any and all Settled Claims against the Piper Funds Inc. Releasees, known
                  or  unknown,   suspected   or   unsuspected,   contingent   or
                  non-contingent, whether or not concealed or hidden, which now exist, may hereafter exist, or may heretofore have existed, without regard to the subsequent discovery or existence of such different or additional facts.
            5. The Settling Class Members expressly intend that the releases described herein shall release the Piper Funds Inc. Releasees without regard to the identity of those particular Defendants responsible for payment of the Settlement Amount.
            6. In consideration of the payment of the Settlement Amount to be made pursuant to this Settlement Agreement, the Settling Class Members hereby covenant and agree not to sue Dorsey & Whitney with respect to any claim arising out of, relating to, or in any way connected with any Settled Claim, or which if Dorsey and Whitney were a Defendant Releasee, would constitute a Settled Claim, as defined herein.
            7.    All releases described herein shall become
                  effective on the Effective Date.
      K.    The Court's Order Preliminarily Approving Settlement
      As soon as practicable after execution of this Settlement
Agreement, Settlement Counsel shall apply jointly to the Court for an Order in form and substance substantially identical to the proposed Order Preliminarily Approving Settlement, substantially in the form attached hereto as Exhibit J ("Order of Preliminary Approval"), which shall specifically include provisions which:
            1.    Preliminarily approve the settlement as embodied in
                  this Settlement Agreement;
            2.    Preliminarily approve the creation of the
                  Settlement Fund and the appointment of the Escrow
                  Agent;
            3.    Stay   any    obligation   of   the   Defendants   to   answer
                  interrogatories, and to appear at any depositions in the Litigation or the KPMG Lawsuit pending the Effective Date of this Settlement Agreement. Following the Effective Date, said persons may be deposed in the KPMG Lawsuit, but will not be subject to interrogatories;
            4.    Approve the form of Notice of Class Action
                  Determination and Hearing On Proposed Settlement of
                  Class Action ("Class Notice") substantially in the form attached hereto as Exhibit B, for mailing to Account Holders of Record in order to provide notice of the hearing for final approval of the Settlement, and direct that Lead Settlement Class Counsel mail or cause to be mailed such Notice of Settlement Hearing to those Account Holders of Record who can be identified through reasonable effort, such mailing to be accomplished at least forty-five (45) days prior to the date of hearing on approval of the Settlement;
            5. Approve the form of Summary Notice of Class Action Determination and Hearing on Proposed Settlement of
                  Class Action ("Summary Notice"), substantially in the form attached hereto as Exhibit I, to be published in order to provide notice of the hearing for approval of the Settlement, and direct that Lead Settlement Class Counsel cause such summary notice to be published once in (i) the Minneapolis
                  Star Tribune, (ii) the St. Paul Pioneer Press, and
                  (iii) the national edition of the Wall Street
                  Journal no earlier than the date of the mailing proscribed in paragraph XI(K)(4) above and at least thirty (30) days prior to the date of hearing on approval of the settlement;
            6. Find that mailing and publication pursuant to paragraphs XI(K)(4) and XI(K)(5) above constitute the best notice practicable under the circumstances, constitute due and sufficient notice of the matters set forth in said notices to all Persons entitled to receive notice, and fully satisfy the requirements of due process and of Rule 23, Federal Rules of Civil Procedure;
            7. Require any Settlement Class Member who desires to request exclusion from the Settlement Class to so notify the Clerk of the Court, Lead Settlement Class Counsel and Defendants' Counsel in the manner set forth in the Class Notice, and to provide the information required therein;
            8.    Schedule a hearing to be held by the Court (the
                  "Settlement Hearing") in order to determine: (i) whether the settlement should be approved as fair, reasonable, adequate and in the best interests of the Settlement Class; (ii) whether a final judgment should be entered as required by the Settlement
                  Agreement; and (iii) Fee and Expense Petitions, including Lead Settlement Class Counsel's Fee and
                  Expense Petition;
            9. Provide that any objections to the settlement or any Fee and Expense Petition shall be heard, and any papers submitted in support of said objection shall be received and considered by the Court at the Settlement Hearing (unless, in its discretion, the Court shall direct otherwise), only if, on or before a date to be specified in the Class Notice, persons making objections file notice of their intention to appear, and file copies of such papers they propose to submit, with the Clerk of the Court, and, on or before such date, serve such papers upon Settlement Counsel;
            10. Approve the form of Settlement Loss Statement, substantially in the form attached hereto as Exhibit F, and direct that Lead Settlement Class
                  Counsel mail or cause to be mailed such Settlement
                  Loss Statement at the same time, in the same manner, and to the same persons as provided in paragraph XI(K)(4) above with respect to the Class
                  Notice;
            11. Approve the Claim and Release Form, substantially in the form attached hereto as Exhibit A, and provide that to claim their share of the Proceeds of the Settlement Fund, Settling Class Members shall file a Claim and Release Form in the manner provided therein within such time as is allowed by the Court;
            12. Provide that, if the Agreement is granted final approval, all Settling Class Members, whether or not they file a Claim and Release Form within the time provided therefor, shall be barred from asserting Settled Claims against any of the Defendant Releasees, that all Settling Class
                  Members conclusively shall be deemed to have released any and all such claims, and that all Settling Class Members shall immediately dismiss with prejudice any Settled Claim previously asserted in any proceeding other than the Litigation, whether the form of the proceeding be arbitration, litigation or any other form of proceeding;
            13. Provide that a Claim and Release Form filed by mail shall be deemed to have been filed when postmarked if mailed by first class mail, registered mail or certified mail, postage prepaid, and addressed in accordance with the instructions given in the Claim and Release Forms and that all other Claim and Release Forms shall be deemed to have been filed at the time they are actually received by Settlement
                  Counsel or their designated agents;
            14. Provide that the Settlement Hearing may, from time to time and without further notice to Settling
                  Class Members, be continued or adjourned by Order of the Court;
            15. Provide that pending final determination of whether the settlement contained in the Settlement Agreement shall be approved, neither the Named Plaintiffs nor any other Settling Class Member, either directly, representatively or in any other capacity, shall continue, commence or prosecute the Litigation; and
            16. Provide that neither the Named Plaintiffs nor any other Settlement Class Member, either directly, representatively or in any other capacity, shall continue, commence or prosecute to hearing or decision any litigation, or other proceeding against any Defendant Releasee for recovery on any Settled Claim, until
                  (a) the Named Plaintiffs and/or any other Settlement Class Member receives the notice described in Paragraph XI(K)(4),
                  (b) the Named Plaintiffs and/or any other Settlement Class Member files a request for exclusion, and (c) the Court issues an order granting the exclusion.
            17. Provide that this Settlement Agreement and all exhibits, documents, negotiations, and proceedings relating to it shall not be used or offered by any party or non-party for any purpose including, without limitation, as evidence in any proceeding in any forum, or as an admission of any of the claims of the Litigation, except that the Settlement Agreement or its exhibits may be used to enforce the terms and conditions thereof against the parties to the Settlement Agreement, and may be disclosed by the Defendant Releasees for tax purposes, insurance purposes, accounting purposes and other purposes not inconsistent with the purposes of this Settlement Agreement.
      L.    Judgment To Be Entered By the Court Approving the
            Settlement
      Upon approval by the Court of the settlement set forth in this Settlement Agreement, final judgment shall be entered by the Court, pursuant to an Order for Final Judgment, substantially in the form attached hereto as Exhibit C (and such companion order in the KPMG Lawsuit as will give express effect to those provisions of the Settlement Agreement which relate to the KPMG Lawsuit), which shall specifically include provisions which:
            1. Approve the settlement set forth in this Settlement Agreement as fair, reasonable, adequate and in the best interests of the Settlement Class, and direct consummation of the settlement in accordance with the terms and provisions of this Settlement Agreement;
            2. Approve the creation of the Settlement Fund and the appointment of the Escrow Agent;
            3. Fully and finally dismiss the Litigation with prejudice and on the merits in favor of the Defendants and against all Settling Class Members without costs (except as may be provided herein) to any undersigned party as against any other;
            4. Adjudge that all Settling Class Members, whether or not they have submitted a Claim and Release Form, shall conclusively be deemed to have released all claims, actions, causes of action, rights or liabilities against the Defendant Releasees arising out of, based upon or otherwise related to the Settled Claims;
            5. Direct all Settling Class Members to immediately dismiss with prejudice any and all claims which the Settling Class Members, or any of them, had or have against the Defendant Releasees, or any of them, arising out of, based upon, or otherwise related to, the Settled Claims.
            6.    Bar and permanently enjoin all Settling Class
                  Members from instituting, asserting or prosecuting, either directly, representatively, derivatively, or in any other capacity, any and all claims which the Settling Class Members, or any of them, had or have against the Defendant Releasees, or any of them, arising out of, based upon, or otherwise related to, the Settled Claims, whether in litigation, arbitration or any other forum;
            7.    Bar and permanently enjoin all persons or entities
                  (including but not limited to, any corporation, partnership, trustee, conservator, fiduciary, city, municipality, county, state or other governmental entity, or self-regulatory agency or organization) from instituting, asserting or prosecuting any action or proceeding of any kind against any of the Defendant Releasees arising from or relating to the Settled Claims on behalf of or derivative of the rights of any Settling Class Members; provided, however, that such bar shall not extend to the enforcement of any criminal law against the Defendant Releasees, nor will it extend to a request by any government entity or self-regulatory agency for prospective injunctive relief as to any business practice on the part of any defendant.

            8. Protect the Defendant Releasees against further litigation and potential liability arising out of the Settling Class Members' prosecution of claims against KPMG Peat Marwick and Potential Defendants, and protect KPMG Peat Marwick and Potential
                  Defendants from any prejudice arising out of the Settlement between the Settling Class Members and the Defendant Releasees by providing that:
                  a. KPMG Peat Marwick and Potential Defendants are barred from asserting in any forum (including but not limited to any court or arbitration proceeding) any claims against the Defendant Releasees for contribution, indemnification or reimbursement, however denominated, arising under federal or state law, including those based in tort, contract or statute, or any other legal theory, which claims: (1) arise from or relate to the Settling
                              Class Members' investment in the Fund; or
                        (2)   would constitute a Settled Claim, as
                              defined herein, if KPMG Peat Marwick or
                              such Potential Defendant were a Defendant
                              Releasee.
                  b. The Settling Class Members are barred from recovering from KPMG Peat Marwick and Potential Defendants to the extent of the greater of:

                        (1) that proportion or percentage of liability to the Settling Class Members equal to the proportion or percentage of causal fault or casual responsibility, if any, for which the Defendant Releasees are hereafter at trial or otherwise determined to be responsible; or
                        (2) the proportion or percentage of damages, if any, which shall hereafter by trial or otherwise be determined to be damages which KPMG Peat Marwick or Potential Defendants would have been entitled to recover from the Defendant Releasees as a result of claims, if any, for contribution, indemnification or reimbursement, however denominated, arising under federal or state law, including those based in tort, contract or statute, or any other legal theory, which claims:
                              (a) arise from or relate to the Settling
                                    Class Members' investment in the
                                    Fund; or
                              (b) arise from or relate to any claim by the Settling Class Members arising out of, relating to, or in any way connected with any Settled Claim, or which, if KPMG Peat Marwick or the

                                    Potential   Defendant   were   a   Defendant
                                    Releasee, would constitute a Settled Claim, as defined herein.
                  c. Any judgment in favor of Settling Class Members against KPMG Peat Marwick or Potential Defendants will be reduced by a credit reflecting the limitations on recovery set forth in paragraphs XI(I)(3) and XI(J)(3) and
                        XI(L)(8)(b).
                  d. Except as provided herein, the Settling Class Members preserve all claims against KPMG Peat Marwick and all Persons other than the Defendant Releasees.
            9. Approve Fee Awards and Expense Reimbursements, all such Fee Awards and Expense Reimbursements to be paid out of the Settlement Amount;
            10. Order that no person or entity shall use or offer the Settlement Agreement, its exhibits, documents or the negotiations or proceedings relating thereto, for any purpose including, without limitation, as evidence in any proceeding in any forum, or as an admission of the claims in the Litigation, except to the extent permitted in paragraphs XI(E)(1) and (2) and that the Settlement
                  Agreement may be used to enforce the terms and conditions thereof against the parties to the Settlement Agreement, and may be disclosed by Piper
                  Jaffray Companies Inc. and/or Piper Capital

                  Management Incorporated to the Internal Revenue Service for tax purposes.
            11. Reserve jurisdiction over, without limitation: (i) implementation of this settlement and any distribution to Authorized Claimants, pursuant to
                  further orders of the Court; (ii) the Settlement
                  Fund and the Escrow Agent; (iii) the Litigation,
                  until the Effective Date and until each and every
                  act agreed to be performed by the undersigned
                  parties shall have been performed pursuant to this
                  Settlement Agreement, the Escrow Agreement, and the
                  Exhibits incorporated in this Settlement Agreement;
                  and (iv) all undersigned parties, and the members
                  of the Settlement Class, for the purpose of
                  enforcing and administering the Settlement
                  Agreement.
      M.    Indemnification Provisions
            1.    The Parties to this Settlement Agreement
                  contemplate that the Court's Order barring claims by KPMG Peat
                  Marwick  and  Potential   Defendants   against  the  Defendant
                  Releasees, as set forth more fully at paragraph XI(L)(8), shall fully protect the Defendant Releasees against further litigation and potential liability arising out of the Settling Class Members' prosecution of claims against KPMG Peat Marwick and/or Potential Defendants. However, in the event that the Order barring claims by KPMG Peat Marwick and Potential Defendants, set forth
                  more  fully  at   paragraph   XI(L)(8),   shall  later  become
                  ineffective or inapplicable, in whole or in part, as to any claim or person encompassed therein, each Named Plaintiff and each Settling Class Member agrees to, and shall defend and indemnify each and every Defendant Releasee, in connection with each such claim. Each Named Plaintiff and each Settling Class Member agrees that no Defendant Releasee shall have any obligation to appear or otherwise participate in the defense of any such claim.
            2.    Each Settling Class Member's indemnity obligation,
                  described in Paragraph XI(M)(1) above, shall be
                  satisfied solely by the crediting against or
                  reducing of any judgment the Settlement Class, or
                  any member thereof, might obtain against KPMG Peat
                  Marwick and/or any Potential Defendant in such
                  amount as is determined, by trial or otherwise, to
                  be the amount due to KPMG and/or any Potential
                  Defendant from the Defendant Releasees for any of
                  the reasons set forth at Paragraphs XI(I)(3)(a) and
                  (b) and XI(J)(3)(a) and (b).  This Indemnification
                  Agreement is intended to follow, and be in accord
                  with, the principles set forth in McDermott, Inc.
                  v. AmClyde --- U.S.---, 114 S.Ct. 1461 (1994);
                  Pierringer v. Hoger, 21 Wis.2d 182, 124 N.W.2d 106
                  (1963); and Frey v. Snelgrove, 269 N.W.2d 918
                  (Minn. 1978).  Each Settling Class Member's
                  indemnity obligation does not extend to any claim by KPMG Peat Marwick against the Defendant Releasees for indemnity based upon a written agreement or contract allegedly giving rise to
                  such   indemnity   obligation,   unless   KPMG  Peat   Marwick
                  contractual  indemnity  claim is based on any of the following
                  documents   previously   provided  to  Lead  Settlement  Class
                  Counsel: KPMG 06861 - KPMG 06863. Nothing herein shall be construed to suggest that any documents, including those identified above, create a right to indemnity. Except as set
                  forth  above,  this   Indemnification   Provision  is  further
                  specifically intended to not in any way release or impair any Settling Class Members' claim against KPMG or any Potential Defendant.
      N. It is understood and agreed that any and all releases described herein shall not become effective until the Effective Date. If there is no Effective Date, or if the Settlement Agreement is voided, canceled or terminated, or does not become effective for any reason whatsoever, then the releases, and all copies thereof, whether executed or unexecuted, shall be null, void and of no effect, and shall be destroyed by lead Settlement Class
            Counsel.
      O. This Settlement Agreement shall be deemed terminated and canceled, and shall have no further force and effect whatsoever, if:
            1.    There is no Effective Date;

            2.    The Court's February 15, 1995, Order is revised or
                  materially modified, whether on appeal or
                  otherwise;
            3. The Court denies the motion to enter an Order preliminarily approving the settlement and directing that notice of the settlement be given, substantially in the form provided in Paragraph XI(K) and Exhibit J hereto, or if such an order is entered, it is later reversed or materially modified, whether on appeal or otherwise; or
            4. The Court denies the motion for a final judgment as provided in Paragraph XI(L) and Exhibit C hereto, or if such a final judgment is entered, it is later reversed or materially modified, whether on appeal or otherwise.
      P.    Notwithstanding the foregoing provisions concerning
            termination, cancellation or other ineffectiveness of
            this Settlement Agreement, the procedure for and the
            allowance, disallowance or modification by the Court, or
            on appeal, of (i) any applications by Settlement Class
            Counsel, including Lead Settlement Class Counsel, for
            attorneys' fees, costs and expenses, including the fees
            of experts and consultants, or (ii) the distribution of
            the Net Settlement Amount to Authorized Claimants, shall
            not affect the effectiveness of the Settlement Agreement
            or the finality of the Court's Order For Final Judgment
            and Settlement set forth herein, or any other orders
            entered pursuant to the Settlement Agreement, and any
            such allowance, disallowance or modification shall not constitute grounds for the termination, cancellation, voiding or ineffectiveness of this Settlement Agreement. In the event this Settlement Agreement is voided, terminated or canceled, or fails to become effective for any reason whatsoever, then each Settlement Party shall be returned to the position in the Litigation which that Settlement Party held immediately prior to the date of execution of the February 14, 1995, Memorandum of Understanding, and the entry of the February 15, 1995, and March 3, 1995, Stipulated Orders, shall cooperate to procure all orders needed to effectuate that return, and shall proceed in all respects as if this Settlement Agreement, its exhibits and any related agreements or orders had never been executed.
      Q. All of the exhibits attached hereto are incorporated by this reference as if fully set forth herein.
      R. This Settlement Agreement may be amended or modified only by a written instrument signed by or on behalf of all undersigned Settlement Parties or their successors in interest and approved by the Court.
      S. The waiver by one Settlement Party of any breach of the Settlement Agreement by any other Settlement Party shall not be deemed a waiver by that Settlement Party of any other prior or subsequent breach of the Settlement Agreement or by any other undersigned Settlement Party of that or any other prior or subsequent breach of the Settlement Agreement.

      T. This Settlement Agreement and its exhibits constitute the entire agreement of the undersigned Settlement Parties.
            All prior settlement discussions and negotiations are merged into and reflected in this Settlement Agreement.
            Without limitation, the Memorandum of Understanding, dated February 14, 1995, is extinguished. No representations, warranties or inducements, written or oral, have been made to any Settlement Party concerning this Settlement Agreement or its exhibits other than the representations, warranties and covenants contained and memorialized in such documents.
      U.    Lead Settlement Class Counsel, on behalf of the
            Settlement Class Members, hereby represent and warrant that they are expressly authorized by the Named
            Plaintiffs to take all appropriate action required or permitted to be taken by the Settlement Class Members pursuant to the Settlement Agreement to effectuate its terms and also are expressly authorized to enter into, on behalf of the Settlement Class Members, any modifications or amendments to this Settlement Agreement which they deem appropriate.
      V. This Settlement Agreement will be executed on behalf of the Settlement Class Members by Lead Settlement Class Counsel, and on behalf of Defendants by Counsel for the Defendants. All counsel executing this Settlement Agreement hereby represent and warrant that they are authorized and empowered to execute this Settlement Agreement on behalf of their stated client(s) and that the signature of such counsel is intended to and does legally bind the stated client(s) of such counsel.
      W.    Piper Jaffray Companies Inc., Piper Funds Inc., Piper
            Jaffray Inc., and Piper Capital Management Incorporated each covenant, warrant and represent that:
            1. each of them is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation;
            2. each of them has full corporate power and authority to enter into this Settlement Agreement and all necessary corporate approval and authority has been obtained; and
            3. neither this Agreement, nor any obligation, duty or requirement hereunder, if performed by said parties as provided herein, violate, or would cause a default of, any agreement, contract, or indenture which any of said Piper Jaffray Companies, Inc., Piper Jaffray Inc., Piper Capital Management and
                  Piper Funds, Inc. is a party or by which any of said Piper Jaffray Companies, Inc. Piper Jaffray
                  Inc., Piper Capital Management and Piper Funds,
                  Inc. is bound.
      X. Piper Funds Inc. covenants, warrants and represents that it has filed the complaints consolidated in the Litigation and the Answer to the Amended Consolidated
            Complaint with the Securities and Exchange Commission and will file this Settlement Agreement on or before the hearing for preliminary approval.

      Y. This Settlement Agreement, and its exhibits, shall be governed by the laws of the State of Minnesota. The
            Settlement Parties submit themselves to the jurisdiction of the United States District Court for the District of Minnesota for the enforcement, interpretation or construction of the Settlement Agreement and its exhibits, and all other matters regarding or relating to them.
      Z. The Named Plaintiffs warrant that no portion of the Settled Claims, or any of them, have been assigned to another.
      AA. This Settlement Agreement may be signed in counterparts without each Settlement Party signing the same, and each such counterpart shall constitute one and the same agreement, provided, however, that the Settlement Agreement shall not be binding until it has been signed by everyone for whom a signature line has been provided.
      AB. This Settlement Agreement shall be binding upon and inure to the benefit of the successors and assigns of the undersigned Settlement Parties.
      AC. All Settlement Parties shall use their best efforts to perform all terms of this Settlement Agreement.
      IN WITNESS WHEREOF, the Settlement Parties hereto have caused this Settlement Agreement to be executed by their duly authorized attorneys as of the date set forth above.

                                    ------------------------------
                                    Richard A. Lockridge (#64117)
                                    Gregg M. Fishbein (#202009)
                                    SCHATZ PAQUIN LOCKRIDGE
                                      GRINDAL & HOLSTEIN P.L.L.P.
                                    2200 Washington Square Building
                                    100 Washington Avenue South
                                    Minneapolis, MN  55401
                                    Telephone:  612-339-6900

                                    Co-Lead Counsel for Plaintiffs


                                    ------------------------------
                                    Vernon J. Vander Weide (#112173)
                                    Marianne E. Durkin (#25008)
                                    HEAD, SEIFERT & VANDER WEIDE, P.A.
                                    One Financial Plaza, Suite 2400
                                    120 South Sixth Street
                                    Minneapolis, MN  55402
                                    Telephone:  612-339-1601

                                    Co-Lead Counsel for Plaintiffs

                                    ------------------------------
                                    George F. McGunnigle (#70701)
                                    William L. Greene (#198730)
                                    LEONARD, STREET AND DEINARD
                                    Suite 2300
                                    150 South Fifth Street
                                    Minneapolis, MN  55402
                                    Telephone:  612-335-1500

                                    Counsel for Defendants Piper
                                    Capital Management Incorporated,
                                    Piper Jaffray Inc., Piper
                                    Jaffray Companies Inc., William
                                    H. Ellis and Edward J. Kohler

                                    ------------------------------
                                    Theodore Altman
                                    Michael Reuben
                                    GORDON ALTMAN BUTOWSKY WEITZEN
                                      SHALOV & WEIN
                                    114 West 47 Street, 20th Floor
                                    New York, NY  10036
                                    Telephone:  212-626-0800

                                    Counsel for Defendant Piper
                                      Funds, Inc.